UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Spark Energy, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SPARK ENERGY, INC.

12140 Wickchester Ln., Suite 100

Houston, Texas 77079

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the shareholders of Spark Energy, Inc.:

Notice is hereby given that the 2019 Annual Meeting of Shareholders of Spark Energy, Inc. (the “Company”) will be held at 12140 Wickchester Ln., Suite 100, Houston, Texas 77079, on May 22, 2019, at 10:00 a.m. Central Time (the “Annual Meeting”). The Annual Meeting is being held for the following purposes:

1.	To elect two Class II directors.

2.	To ratify the appointment of Ernst & Young LLP (“EY”) as our independent registered public accountant for 2019.

3.	To approve the Spark Energy, Inc. Second Amended and Restated Long Term Incentive Plan.

4.	To transact such other business as may properly come before the Annual Meeting.

These proposals are described in the accompanying proxy materials. You will be able to vote at the Annual Meeting if you held shares of the Company’s Class A common stock, par value $0.01 per share (the “Class A common stock”), or Class B common stock, par value $0.01 per share (the “Class B common stock” and, together with the Class A common stock, the “Common Stock”), at the close of business on March 29, 2019. Holders of shares of our 8.75% Series A Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Stock (the “Series A Preferred Stock”) generally have no voting rights and, accordingly, are not entitled to vote on any matters at the Annual Meeting.

Pursuant to rules promulgated by the U.S. Securities and Exchange Commission (the “SEC”), we are also providing access to our proxy materials over the Internet. As a result, we are mailing to most of our shareholders a Notice of Internet Availability of Proxy Materials instead of a paper copy of this Proxy Statement, a proxy card and our 2018 Annual Report to Shareholders. The Notice contains instructions on how to access those documents over the Internet, as well as instructions on how to request a paper copy of our proxy materials. We believe that this process will allow us to provide you with the information you need in a more timely manner, will save us the cost of printing and mailing documents to you, and will conserve natural resources.

YOUR VOTE IS IMPORTANT

Even if you plan to attend the Annual Meeting, we urge you to promptly vote your shares of Common Stock in advance of the Annual Meeting. You will retain the right to revoke your proxy at any time before the vote, or to vote your shares of Common Stock personally if you attend the Annual Meeting. Voting your shares of Common Stock in advance of the Annual Meeting will not prevent you from attending the Annual Meeting and voting in person. Please note, however, that if you hold your shares of Common Stock through a broker or other nominee, and you wish to vote in person at the Annual Meeting, you must obtain from your broker or other nominee a proxy issued in your name.

By Order of the Board of Directors,

Houston, Texas	C. Alexis Keene
April 10, 2019	Interim General Counsel and Corporate Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF

PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 22, 2019

The Notice of Annual Meeting of Shareholders and the Proxy Statement for the Annual Meeting of Shareholders, along with the Company’s 2018 Annual Report to Shareholders, is available free of charge at www.proxyvote.com.

SPARK ENERGY, INC.

12140 Wickchester Ln., Suite 100

Houston, Texas 77079

PROXY STATEMENT

2019 ANNUAL MEETING OF SHAREHOLDERS

The Board of Directors of the Company (the “Board of Directors” or the “Board”) is soliciting your proxy for the Annual Meeting that will be held on May 22, 2019 at 10:00 a.m. Central Time, at 12140 Wickchester Ln., Suite 100, Houston, Texas 77079. By granting the proxy, you authorize the persons named on the proxy to represent you and vote your shares of Common Stock at the Annual Meeting. Those persons will also be authorized to vote your shares of Common Stock to adjourn the Annual Meeting from time to time and to vote your shares at any adjournments or postponements of the Annual Meeting.

In accordance with rules and regulations adopted by the SEC, we are providing shareholders of our Common Stock access to proxy materials on the Internet. Accordingly, a Notice of Internet Availability of Proxy Materials (the “Notice”) will be mailed to our Common Stock shareholders of record as of March 29, 2019 on or about April 10, 2019. The Notice contains instructions on how to access the proxy materials over the Internet and how to request a paper copy. In addition, shareholders of our Common Stock may request to receive future proxy materials in printed form by mail or electronically by e-mail. An election to receive proxy materials by mail or e-mail will remain in effect until the shareholder terminates it.

Shareholders of Record and Beneficial Owners

Most of our shareholders hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and shares owned beneficially.

Shareholders of Record. If your shares are registered directly in your name with our transfer agent, you are considered the shareholder of record with respect to those shares, and the Notice and any requested proxy materials, including a proxy and voting instruction card, are being sent directly to you.

Beneficial Owners. If your shares are held in a brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name,” and the Notice will be forwarded to you by your broker or nominee. The broker or nominee is considered the shareholder of record with respect to those shares. If you are a beneficial owner of Common Stock held in street name, you must either direct your broker or other nominee as to how to vote your Common Stock, or obtain a “legal” proxy from your broker or other nominee to vote in person at the Annual Meeting. As the beneficial owner, you have the right to direct your broker how to vote. Beneficial owners that receive the proxy materials by mail from the shareholder of record should follow the instructions included in the proxy materials to transmit voting instructions.

QUORUM AND VOTING

Voting Stock. Holders of our Class A common stock and Class B common stock are entitled to vote at the Annual Meeting. The shares of Class A common stock and Class B common stock will vote together as a single class on all matters. Each shareholder is entitled to one vote for each share of Class A common stock and one vote for each share of Class B common stock owned by them on the record date. Holders of shares of our Series A Preferred Stock generally have no voting rights and, accordingly, are not entitled to vote on any matters at the Annual Meeting.

You may vote by any of the following four methods:

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Internet. Vote on the Internet at www.proxyvote.com. This web site also allows electronic proxy voting using smartphones, tablets and other web-connected mobile devices (additional charges may apply pursuant to your service provider plan). Simply follow the instructions on the Notice, or if you received a proxy card by mail, follow the instructions on the proxy card and you can confirm that your vote has been properly recorded. If you vote on the Internet, you can request electronic delivery of future proxy materials. Internet voting facilities will be available 24 hours a day and will close at 11:59 p.m. Eastern Time (“ET”) on May 21, 2019.

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Telephone. Vote by telephone by following the instructions on the Notice. Easy-to-follow voice prompts allow you to vote your shares of Common Stock and confirm that your vote has been properly recorded. Telephone voting facilities for shareholders will be available 24 hours a day and will close at 11:59 p.m. ET on May 21, 2019.

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Mail. If you have requested and received a proxy card by mail, vote by mail by completing, signing, dating and returning your proxy card in the pre-addressed, postage-paid envelope provided. If you vote by mail and your proxy card is returned unsigned, then your vote cannot be counted. If you vote by mail and the returned proxy card is signed without indicating how you want to vote, then your proxy will be voted as recommended by the Board. If you mail in your proxy card, it must be received by us before the voting polls close at the Annual Meeting.

●	In person. You may attend and vote at the Annual Meeting.

The Board recommends that you vote using one of the first three methods discussed above, as it is not practical for most shareholders to attend and vote at the Annual Meeting. Using one of the first three methods discussed above to vote will not limit your right to vote at the Annual Meeting if you later decide to attend in person. If you are a beneficial owner of Common Stock held in street name, you must either direct your broker or other nominee as to how to vote your Common Stock, or obtain a “legal” proxy from your broker or other nominee to vote in person at the Annual Meeting. Beneficial owners that receive the proxy materials by mail from the shareholder of record should follow the instructions included in the proxy materials to transmit voting instructions.

Even if you plan to attend the Annual Meeting, please vote your proxy in advance of the Annual Meeting using one of the methods above as soon as possible so that your shares of Common Stock will be represented at the Annual Meeting if for any reason you are unable to attend in person. You may revoke the proxy in writing at any time before it is exercised at the Annual Meeting by delivering to our Corporate Secretary a written notice of the revocation, by submitting your vote electronically through the internet or by phone after the grant of the proxy, or by signing and delivering to our Corporate Secretary a proxy with a later date. Your attendance at the Annual Meeting will not revoke the proxy unless you give written notice of revocation to our Corporate Secretary before the proxy is exercised or unless you vote your shares of Common Stock in person at the Annual Meeting.

Record Date. The record date for shareholders of Common Stock entitled to notice of and to vote at the Annual Meeting was the close of business on March 29, 2019. As of the record date, 14,141,872 shares of Class A common stock were outstanding and entitled to be voted at the Annual Meeting and 20,800,000 shares of Class B common stock were outstanding and entitled to be voted at the Annual Meeting. Holders of shares of Series A Preferred Stock generally have no voting rights and, accordingly, are not entitled to vote on any matters at the Annual Meeting.

Quorum and Adjournments. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. The Chairman of the meeting or a majority of the outstanding shares of Common Stock entitled to vote who are present in person or by proxy at the Annual Meeting have the power to adjourn the Annual Meeting from time to time, without notice other than an announcement at the Annual Meeting; provided however, that if the adjournment is for more than 30 days, a notice of the adjourned meeting must be given to each shareholder of record entitled to vote at the meeting. At any adjourned Annual Meeting at which a quorum is present, the Company may transact any business that might have been transacted at the Annual Meeting.

Vote Required. The directors will be elected by a plurality of the votes validly cast at the Annual Meeting. All other proposals require the affirmative vote of the holders of a majority of the shares of Common Stock present, in person or by proxy, and entitled to vote on the matter at the Annual Meeting.

An automated system that Broadridge Financial Solutions administers will tabulate the votes. Brokers who hold shares in street name for customers are required to vote shares in accordance with instructions received from the beneficial owners. Brokers are permitted to vote on discretionary items if they have not received instructions from the beneficial owners, but they are not permitted to vote (a “broker non-vote”) on non-discretionary items absent instructions from the beneficial owner. Broker non-votes generally occur because the broker does not receive voting instructions from the beneficial owner and lacks discretionary authority to vote the shares. Brokers do not have discretionary voting authority with respect to Proposal ONE or Proposal THREE. For Proposal TWO, ratification of the appointment of our independent registered public accountant, brokers will have discretionary authority in the absence of timely instructions from their customers. Abstentions (i.e., if you or your broker marks “ABSTAIN” on a proxy) and broker non-votes will count in determining whether a quorum is present at the Annual Meeting. However, broker non-votes will not have any effect on the outcome of Proposal ONE or Proposal THREE. Abstentions will have the effect of votes cast against Proposal TWO and Proposal THREE, and will not have any effect on the outcome of Proposal ONE.

Default Voting. A proxy that is properly completed and submitted will be voted at the Annual Meeting in accordance with the instructions on the proxy. If you properly complete and submit a proxy, but do not indicate any contrary voting instructions, your shares will be voted FOR the director nominees listed in Proposal ONE, FOR Proposal TWO and FOR Proposal THREE.

If any other business properly comes before the shareholders for a vote at the Annual Meeting, your shares will be voted in accordance with the discretion of the holders of the proxy. The Board of Directors knows of no matters, other than those previously stated, to be presented for consideration at the Annual Meeting.

References herein to the “Company,” “we,” “us,” “our,” and similar terms refer to Spark Energy, Inc. and its subsidiaries unless the context indicates otherwise. For more information on our operating structure, see “Organizational Structure” under “Transactions with Related Persons.” All shares of Common Stock in this Proxy Statement give effect to the two-for-one stock split of the Common Stock effective June 16, 2017.

PROPOSAL ONE

ELECTION OF DIRECTORS

The Board of Directors has nominated the following individuals for election as a Class II directors to serve for a term beginning immediately following the Annual Meeting and expiring at the Annual Meeting of Shareholders of Spark Energy, Inc. to be held in 2022, or until their successors are elected and qualified or upon earlier of death, disability, resignation or removal:

Nathan G. Kroeker

Nick W. Evans Jr.

Messrs. Kroeker and Evans are currently serving as Class II directors. The Board of Directors has no reason to believe that either will be unable or unwilling to serve if elected. If Mr. Kroeker or Mr. Evans become unable or unwilling to accept nominations for election, either the number of our directors will be reduced or the persons acting under the proxy will vote for the election of a substitute nominee that the Board of Directors recommends. Biographical information for Messrs. Kroeker and Evans, as well as our other current directors and executive officers, is contained in the “Directors and Executive Officers” section below.

Required Vote

The election of the directors in this proposal requires a plurality of the votes validly cast at the Annual Meeting. Neither abstentions nor broker non-votes will have any effect on the outcome of voting on director elections.

Recommendation

The Board of Directors unanimously recommends that shareholders vote FOR the election of the nominees.

DIRECTORS AND EXECUTIVE OFFICERS

After the Annual Meeting, assuming the shareholders elect the nominees for the Board of Directors as set forth in “Proposal ONE—Election of Directors” above, our Board of Directors will be, and our executive officers are:

Name	Age	Position
W. Keith Maxwell III (1)	54	Chairman of the Board of Directors, Director
Nathan G. Kroeker	45	Director, President and Chief Executive Officer
Jason K. Garrett	50	Executive Vice President, Spark Retail
Robert L. Lane	47	Vice President and Chief Financial Officer
James G. Jones II (1)(2)	50	Director
Kenneth M. Hartwick (1)(2)	56	Director
Nick W. Evans, Jr.(1)(2)	70	Director

(1)	Member of the Compensation Committee.
(2)	Member of the Audit Committee.

Our Board of Directors currently consists of five members. Our directors are divided into three classes serving staggered three-year terms. Each year, the directors of one class stand for re-election as their terms of office expire. Mr. Jones is designated as a Class III director and his term of office will expire at our Annual Meeting of Shareholders in 2020. Messrs. Maxwell and Hartwick are designated as Class I directors and their terms of office will expire at our Annual Meeting of Shareholders in 2021. Messrs. Kroeker and Evans are designated as Class II directors, and their terms of office will expire at our Annual Meeting of Shareholders in 2022, if elected.

Set forth below is biographical information about each of our executive officers, directors and the director nominees.

W. Keith Maxwell III. Mr. Maxwell has served as a director and non-executive Chairman of the Board of Directors since August 2014. Mr. Maxwell serves as the Chief Executive Officer of NuDevco Partners, LLC, Retailco, LLC, a Texas limited liability company (“Retailco”), Retailco Services, LLC and National Gas & Electric, LLC, each of which is affiliated with us. Mr. Maxwell served on the Board of Directors of Azure Midstream Partners GP, LLC from February 2015 until February 2016. Prior to that time, he served as Chairman of the Board of Marlin Midstream GP, LLC (formerly Marlin Midstream Partners, LP). Prior to founding the predecessor of Spark Energy in 1999, Mr. Maxwell was a founding partner in Wickford Energy, an oil and natural gas services company, in 1994. Wickford Energy was sold to Black Hills Utilities in 1997. Prior to Wickford Energy, Mr. Maxwell was a partner in Polaris Pipeline, a natural gas producer, services and midstream company sold to TECO Pipeline in 1994. In 2010, Mr. Maxwell was named Ernst & Young Entrepreneur of the Year in the Energy, Chemicals and Mining category. A native of Houston, Texas, Mr. Maxwell earned a Bachelor’s Degree in Economics from the University of Texas at Austin in 1987. Mr. Maxwell has several philanthropic interests, including the Special Olympics, Child Advocates, Salvation Army, Star of Hope and Helping a Hero. We believe that Mr. Maxwell’s extensive energy industry background, leadership experience developed while serving in several executive positions and strategic planning and oversight brings important experience and skill to our board of directors.

Nathan G. Kroeker. Mr. Kroeker serves as our President and Chief Executive Officer. Mr. Kroeker has served as President since April 2012, and as Chief Executive Officer since April 2014. Mr. Kroeker has also served as a director since August 2014. Prior to serving as our President and Chief Executive Officer, Mr. Kroeker served as our Chief Financial Officer from July 2010 to April 2012 and as the Chief Financial Officer of Marlin Midstream Partners, L.P., a midstream energy company that is affiliated with us, from July 2010 to January 2012. Prior to his employment by Spark Energy and Marlin Midstream, Mr. Kroeker was Senior Vice President, Finance, for Macquarie Energy, the global energy supply, trading and logistics division of Macquarie Bank, from December 2009 to July 2010, and was employed as the Chief Financial Officer of the retail business division of Direct Energy, LP, a retail energy service provider, from March 2006 to August 2009, and in various other management roles in Direct Energy, LP’s finance group from March 2004 until March 2006. Mr. Kroeker holds a Bachelor of Commerce degree from the University of Manitoba and is a licensed Chartered Accountant in Canada and a Certified Public Accountant in the state of Texas. Mr. Kroeker was selected to serve as a director because of his management expertise and his extensive financial background in the retail energy business.

Jason K. Garrett. Mr. Garrett serves as our Executive Vice President, Spark Retail, a position he has held since August 2015. Prior to joining Spark Energy, Mr. Garrett served as Executive Vice President of Continuum Energy, an integrated energy products and services company, from January 2013 through July 2015. Mr. Garrett also served as Senior Vice President of Just Energy Group Inc., a retail natural gas and electricity provider, from 2011 until July 2013. Mr. Garrett holds a Bachelor of Business Administration in Finance and a Masters of Business Administration from the University of New Orleans.

Robert L. Lane. Mr. Lane serves as our Vice President and Chief Financial Officer, a position he has held since June 2016. Mr. Lane previously worked as the Chief Financial Officer of Emerge Energy Services GP, LLC, the general partner of Emerge Energy Services LP, from November 2012 through June 2015. From December 2011 through November 2012, Mr. Lane was a Managing Director at Global Hunter Securities LLC, where he was responsible for the origination and execution of capital markets and M&A transactions in the midstream industry. Mr. Lane previously served in various roles, most recently as Managing Director, of Sanders Morris Harris Inc. and its affiliates from November 2004 to December 2011, where he led equity research and then investment banking coverage of midstream energy companies, particularly master limited partnerships. Mr. Lane is a Certified Public Accountant and a Chartered Financial Analyst. Mr. Lane received his MBA from the University of Pennsylvania’s Wharton School and his Bachelor of Arts degree from Princeton University. He also received a Certificate in the Accountancy Program from the B.T. Bauer School of Business at the University of Houston.

James G. Jones II. Mr. Jones has served as a director since August 2014. Mr. Jones is currently providing professional consulting services on an independent basis. Mr. Jones was a partner at Weaver Tidwell LLP, a regional certified public accounting firm with over 500 professionals until November 2018. Prior to joining Weaver Tidwell, LLP, Mr. Jones was a partner in the Houston office of Padgett Stratemann & Co. from May 2014 to August 2016. Prior to joining Padgett Stratemann & Co., Mr. Jones was a partner at Ernst & Young LLP and worked there from 1998 to March 2014. Mr. Jones holds a Doctor of Jurisprudence from Louisiana State University and a Bachelor of Science in Accounting from the University of Louisiana at Monroe. Mr. Jones was selected to serve as a director because of his extensive tax and financial background, as well as his management expertise.

Kenneth M. Hartwick. Mr. Hartwick has served as a director since August 2014. Mr. Hartwick currently serves as President and Chief Executive Officer of Ontario Power Generation, Inc., an electricity producer, a position he has held since April 2019. Previously, Mr. Hartwick served as Senior Vice President and Chief Financial Officer of Ontario Power Generation, Inc., from March 2016 to April 2019. Mr. Hartwick also serves as a director of MYR Group, Inc., an electrical contractor specializing in transmission, distribution, and substation projects, a position he has held since 2015. Mr. Hartwick served as the Chief Financial Officer of Wellspring Financial Corporation, a sales financing company, from February 2015 until March 2016. Mr. Hartwick also served as the interim Chief Executive Officer of Atlantic Power Corporation, a power generation plant operator, from September 2014 until January 2015 and as a director of Atlantic Power Corporation from October 2004 until March 2016. He has served in various roles for Just Energy Group Inc., most recently serving as President and Chief Executive Officer from 2004 to February 2014. Mr. Hartwick also served as President for Just Energy Group Inc. from 2006 to 2008, as Chief Financial Officer from 2004 to 2006, and as a director from 2008 to February 2014. Mr. Hartwick also served as the Chief Financial Officer of Hydro One, Inc., an energy distribution company, from 2002 to 2004. Mr. Hartwick holds an Honours of Business Administration degree from Trent University. Mr. Hartwick was selected to serve as a director because of his extensive knowledge of the retail natural gas and electricity business and his leadership and management expertise.

Nick W. Evans, Jr. Mr. Evans has served as a director since May 2016. Mr. Evans began his career at the Georgia Railroad Bank and then joined Abitibi Southern Corporation. He began his television career in sales at WATU-TV and WRDW-TV in Augusta and then moved to WNEP-TV, Wilkes-Barre/Scranton, Pennsylvania. He returned to WAGT-TV in Augusta and eventually became president and general manager. From 1987 to 2000, he was President and CEO of Spartan Communications, Inc., headquartered in Spartanburg, South Carolina. He currently serves as chairman of ECP Benefits and ECP/Trinity, partner of Toast Wine & Beverage, and is involved in business development for Group CSE in Atlanta. Mr. Evans is a former board member of numerous civic, community, business and industry organizations. While a Rotarian he was selected as a Paul Harris Fellow. Currently, he holds board positions with Wells Fargo (Augusta Advisory Board), Forest Hills Golf Association, Azalea Capital (Advisory Board) and Coca-Cola Bottling Company United, Inc. Mr. Evans served as a director of Marlin Midstream GP, LLC, the general partner of Marlin Midstream Partners, LP, each of which is affiliated with us, from September 2013 through February 2015. Mr. Evans holds a B.B.A. degree from Augusta College. Mr. Evans was selected to serve as a director because of his leadership and management expertise.

Status as a Controlled Company

Because Keith W. Maxwell, III, through his indirect ownership of NuDevco Retail, LLC, a Texas limited liability company (“NuDevco Retail”) and Retailco, controls more than 50% of our outstanding voting power, we qualify as a “controlled company” as that term is defined under the corporate governance rules of the NASDAQ Global Select Market (“NASDAQ”). As a controlled company, we may elect not to comply with certain NASDAQ corporate governance requirements, including (i) the requirement that a majority of our Board of Directors consist of independent directors, (ii) the requirement to have a nominating/corporate governance committee composed entirely of independent directors and a written charter addressing the committee’s purpose and responsibilities, (iii) the requirement to have a compensation committee composed entirely of independent directors and a written charter addressing the committee’s purpose and responsibilities and (iv) the requirement of an annual performance evaluation of the nominating/corporate governance and compensation committees.

In light of our status as a controlled company, our Board of Directors has determined to take partial advantage of the controlled company exemption. Our Board of Directors has determined not to have a nominating and corporate governance committee and that our Compensation Committee will not consist entirely of independent directors. As a result, non-independent directors may, among other things, appoint future members of our Board of Directors, resolve corporate governance issues, establish salaries, incentives and other forms of compensation for officers and other employees and administer our incentive compensation and benefit plans.

Meetings and Committees of Directors

The Board of Directors held four meetings during 2018, and our independent directors met in executive session four times during 2018. The Board of Directors has two standing committees: the Audit Committee and the Compensation Committee. The Audit Committee held five meetings in 2018 and the Compensation Committee held one meeting in 2018. During 2018, each of our directors attended at least 75% of the meetings of the Board of Directors and the meetings of the committees of the Board of Directors on which that director served.

Audit Committee

The Audit Committee is a separately designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. The Audit Committee is comprised of three directors who meet the independence and other requirements of the NASDAQ and the SEC. The Audit Committee currently consists of Messrs. Jones, Evans and Hartwick. Mr. Jones currently serves as the Chairman of the Audit Committee.

The SEC requires that we disclose whether or not our Audit Committee has an “audit committee financial expert” as a member. An “audit committee financial expert” is defined as a person who, based on his or her experience, possesses the attributes outlined in such rules. We have determined that each of Messrs. Jones and Hartwick satisfies the definition of “audit committee financial expert.” Additionally, each of the current members of the Audit Committee meets the requirements of financial literacy under the requirements of the NASDAQ and SEC rules and regulations.

The Audit Committee assists the Board of Directors in its oversight of the integrity of our financial statements and our compliance with legal and regulatory requirements and corporate policies and controls. The Audit Committee has the sole authority to retain and terminate our independent registered public accountant, approve all auditing services and related fees and the terms thereof, and pre-approve any non-audit services to be rendered by our independent registered public accountant. The Audit Committee is also responsible for confirming the independence and objectivity of our independent registered public accountant. Our independent registered public accountant is given unrestricted access to the Audit Committee. More information regarding the functions performed by the Audit Committee and its membership is set forth in the “Audit Committee Report” included herein and also in the “Audit Committee Charter” that is posted on the Company’s website at www.sparkenergy.com.

Compensation Committee

Our Compensation Committee currently consists of three directors who are “independent” as such term is defined under the rules of the SEC and the NASDAQ, as well as one director who does not satisfy the definition of “independent.” Our Compensation Committee currently consists of Messrs. Maxwell, Jones, Evans and Hartwick. Mr. Hartwick currently serves as the Chairman of the Compensation Committee. The Compensation Committee establishes salaries, incentives and other forms of compensation for officers and, in certain circumstances, for other employees. Our Compensation Committee also administers our incentive compensation plans.

The Compensation Committee is delegated all authority of the Board of Directors as may be required or advisable to fulfill the purposes of the Compensation Committee. The Compensation Committee may form and delegate some or all of its authority to subcommittees when it deems appropriate. Meetings may, at the discretion of the Compensation Committee, include members of the Company’s management, other members of the Board of Directors, consultants or advisors, and such other persons as the Compensation Committee or its chairperson may determine in an informational or advisory capacity.

Our Chief Executive Officer annually reviews the competitive pay position and the performance of each member of senior management other than himself. Our Chief Executive Officer’s conclusions and recommendations, including those for base salary adjustments and award amounts for the current year, are presented to the Compensation Committee. The Compensation Committee makes all compensation decisions and approves all share-based awards for the Named Executive Officers. The Compensation Committee may exercise its discretion in modifying any compensation adjustment or awards to any executive officer, including reducing or increasing the payment amount for one or more components of such awards.

Our Board of Directors annually considers the performance of our Chief Executive Officer. The Compensation Committee determines all components of our Chief Executive Officer’s compensation and meets outside the presence of all of our executive officers to consider appropriate compensation for our Chief Executive Officer.

The Compensation Committee has the sole authority to retain, amend the engagement with, and terminate any compensation consultant to be used to assist in the evaluation of director, Chief Executive Officer or officer compensation, including employment contracts and change in control provisions. The Compensation Committee has sole authority to approve the consultant’s fees and other retention terms and has authority to cause the Company to pay the fees and expenses of such consultants. As of the date of this Proxy Statement we have not engaged a compensation consultant.

More information regarding the functions performed by the Compensation Committee and its membership is in the “Compensation Committee Charter” that is posted on the Company’s website at www.sparkenergy.com.

Director Independence

We have reviewed the independence of our current non-management directors using the independence standards of the NASDAQ and, based on this review, determined that our current directors Messrs. Jones, Evans and Hartwick are independent. In connection with this assessment, the Board of Directors also determined that Messrs. Jones, Evans and Hartwick are independent within the meaning of the NASDAQ standards currently in effect and Rule 10A-3 of the Exchange Act applicable to members of the Audit Committee.

In determining non-management director independence, the Board of Directors reviewed the engagement by affiliates of the Company of Weaver Tidwell LLP, a certified public accounting firm in which Mr. Jones was a partner from August 2016 through November 2018. Weaver Tidwell LLP prepared state tax returns for Mr. Maxwell and several of his controlled entities for the tax year 2018 and may continue to provide tax advice to Mr. Maxwell. Weaver Tidwell, LLP received fees of $100,000 in 2018 in connection with such services. The engagement did not involve the Company or any subsidiary of the Company. The Board of Directors in its proceedings in 2019 determined that this relationship did not have an impact on Mr. Jones’ independence.

Attendance at Annual Meetings

The Board of Directors encourages all directors to attend the Annual Meetings of Shareholders, if practicable. All of our directors then serving attended the 2018 Annual Meeting by phone or in person. We anticipate that all of our directors will attend the 2019 Annual Meeting.

Compensation Committee Interlocks and Insider Participation

During the last completed fiscal year, our Compensation Committee consisted of Messrs. Maxwell, Jones, Evans and Hartwick. Mr. Maxwell served as our Chief Executive Officer through April 2014. Mr. Maxwell is party to certain related party transactions with us, as described in this Proxy Statement under “Transactions with Related Persons.”

During the last completed fiscal year, none of our executive officers served on the board of directors or Compensation Committee of a company that has an executive officer that served on our Board or Compensation Committee. No member of our Board is an executive officer of a company in which one of our executive officers served as a member of the board of directors or Compensation Committee of that company.

Code of Conduct and Financial Code of Ethics

Our Board of Directors has adopted a Code of Conduct applicable to our employees, directors and officers, and a Financial Code of Ethics for our Chief Executive Officer, Chief Financial Officer and other senior financial officers in accordance with applicable U.S. federal securities laws and the corporate governance rules of NASDAQ. Any waiver of the Code of Conduct and Financial Code of Ethics may be made only by our Board of Directors and will be promptly disclosed as required by applicable U.S. federal securities laws and the corporate governance rules of NASDAQ. The Code of Conduct and Financial Code of Ethics are posted on our website at www.sparkenergy.com.

EXECUTIVE COMPENSATION

Overview

We are currently considered an emerging growth company for purposes of the SEC’s executive compensation disclosure rules. In accordance with such rules, we are permitted to provide a Summary Compensation Table and an Outstanding Equity Awards at Fiscal Year End Table, as well as limited narrative disclosures. Further, our reporting obligations extend only to the individuals serving as our principal executive officer and our two other most highly compensated executive officers. For fiscal year 2018, our named executive officers the “Named Executive Officers” or “NEOs”) were Nathan G. Kroeker, our President and Chief Executive Officer, Jason K. Garrett, our Executive Vice President, Spark Retail and Gil M. Melman, our former Vice President, General Counsel and Corporate Secretary.

Summary Compensation Table

The following table summarizes the compensation amounts expensed by us for our NEOs for the fiscal years ended December 31, 2017 and December 31, 2018.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards (1)($)	All Other Compensation ($)	Total ($)
Nathan G. Kroeker President and Chief Executive Officer	2017 2018	450,000 450,000	– 250,000	1,442,263 1,037,595	23,543 (2) 24,362 (2)	1,915,806 1,761,957

Jason K. Garrett Executive Vice President, Spark Retail	2017 2018	300,000 300,000	– 197,000	711,238 586,015	19,443 (3) 19,750 (3)	1,030,681 1,102,765

Gil M. Melman (4) Former Vice President, General Counsel and Corporate Secretary	2017 2018	300,000 300,000	– –	698,038 539,480	17,185 (5) 17,115 (5)	1,015,223 856,595

(1)

The amounts reflected in this column represent the grant date fair value of restricted stock unit awards and dividend equivalent rights granted to the Named Executive Officers pursuant to our Incentive Plan (as defined below), computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standard Codification (“ASC”) Topic 718. See “Note 12. Stock-Based Compensation” to our consolidated financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2018 for additional detail regarding assumptions underlying the value of these equity awards.

(2)

Includes $11,000 of matching contributions to the Company’s 401(k) plan made by the Company for Mr. Kroeker’s benefit, $8,362 of insurance premiums paid by the Company on insurance policies for Mr. Kroeker and $5,000 of club membership fees for Mr. Kroeker’s benefit in 2018. Includes $10,800 of matching contributions to the Company’s 401(k) plan made by the Company for Mr. Kroeker’s benefit, $7,743 of insurance premiums paid by the Company on insurance policies for Mr. Kroeker’s benefit and $5,000 of club membership fees for Mr. Kroeker’s benefit in 2017.

(3)

Includes $11,000 of matching contributions to the Company’s 401(k) plan made by the Company for Mr. Garrett’s benefit, $7,550 of insurance premiums paid by the Company on insurance policies for Mr. Garrett’s benefit and a $1,200 cellular telephone allowance in 2018. Includes $10,800 of matching contributions to the Company’s 401(k) plan made by the Company for Mr. Garrett’s benefit, $7,351 of insurance premiums paid by the Company on insurance policies for Mr. Garrett’s benefit and a $1,292 cellular telephone allowance in 2017.

(4)	Mr. Melman served as Vice President, General Counsel and Corporate Secretary through December 31, 2018.

(5)

Includes $11,000 of matching contributions to the Company’s 401(k) plan made by the Company for Mr. Melman’s benefit, $4,915 of insurance premiums paid by the Company on insurance policies for Mr. Melman’s benefit and a $1,200 cellular telephone allowance in 2018. Includes $10,800 of matching contributions to the Company’s 401(k) plan made by the Company for Mr. Melman’s benefit, $5,093 of insurance premiums paid by the Company on insurance policies for Mr. Melman’s benefit and a $1,292 cellular telephone allowance in 2017.

Narrative Disclosure to the Summary Compensation Table

For 2017 and 2018, the principal elements of compensation provided to the NEOs were base salaries, annual cash bonuses, restricted stock unit awards, and retirement, health, welfare and additional benefits.

Base Salary. Base salaries are generally set at levels deemed necessary to attract and retain individuals with superior talent commensurate with their relative expertise and experience.

Annual Cash Bonuses. Annual cash incentive awards are used to motivate and reward our executives. Annual cash incentive awards are determined on a discretionary basis and are generally based on individual and company performance. Unless otherwise determined, awards have historically been subject to an individual’s continued employment through the date of payment of the award. We did not pay any annual cash bonuses or cash incentive awards to our NEOs for the fiscal year ended December 31, 2017.

RSU Awards. Restricted stock units represent a right to receive stock, cash or a combination thereof at the end of a specified deferral or vesting period. We use restricted stock units to motivate and retain our executives. The restricted stock units may also provide for dividend equivalent rights which, rather than be paid in cash, are deemed invested in additional restricted stock units which are subject to the same vesting schedule as the underlying grant.

In connection with our initial public offering in August 2014, Mr. Kroeker received a grant of 100,000 restricted stock units and Mr. Melman received a grant of 40,000 restricted stock units pursuant to our Incentive Plan. The restricted stock unit grants vest based upon continued service with us and our affiliates and ratably over a four-year period commencing on May 4, 2015, and include dividend equivalent rights. On May 4, 2015, the first tranche of restricted stock units vested, resulting in the vesting of 26,072 and 10,430 restricted stock units for Mr. Kroeker and Mr. Melman, respectively. On May 4, 2016, the second tranche of restricted stock units vested, resulting in the vesting of 28,324 and 11,328 restricted stock units for Mr. Kroeker and Mr. Melman, respectively. On May 4, 2017, the third tranche of restricted stock units vested, resulting in the vesting of 29,820 and 11,922 restricted stock units for Mr. Kroeker and Mr. Melman, respectively. On May 4, 2018, the fourth tranche of restricted stock units vested, resulting in the vesting of 31,454 and 12,582 restricted stock units for Mr. Kroeker and Mr. Melman, respectively.

On May 18, 2015, Mr. Kroeker received a grant of 30,000 restricted stock units and Mr. Melman received a grant of 20,000 restricted stock units. Mr. Kroeker’s and Mr. Melman’s restricted stock unit grants vest based on continued service with us and our affiliates and ratably over a four-year period commencing on May 18, 2016, and include dividend equivalent rights. On August 3, 2015, Mr. Garrett received a grant of 50,000 restricted stock units. Mr. Garrett’s restricted stock unit grant vests based on continued service with us and our affiliates and in four annual installments of which 55% vest on May 18, 2016 and the remaining grant vests ratably at 15% in each of the following three years beginning in 2017 through 2019, and includes dividend equivalent rights. On May 18, 2016, the first tranche of restricted stock units vested, resulting in the vesting of 8,146, 29,134 and 5,430 restricted stock units for Mr. Kroeker, Mr. Garrett and Mr. Melman, respectively. On May 18, 2017, the second tranche of restricted stock units vested, resulting in the vesting of 8,148, 8,182 and 5,432 restricted stock units for Mr. Kroeker, Mr. Garrett and Mr. Melman, respectively. On May 18, 2018, the third tranche of restricted stock units vested, resulting in the vesting of 8,146, 7,947 and 5,429 restricted stock units for Mr. Kroeker, Mr. Garrett and Mr. Melman, respectively.

On May 18, 2016, Mr. Kroeker received a grant of 50,000 restricted stock units, and each of Mr. Garrett and Mr. Melman received a grant of 20,000 restricted stock units. Messrs. Kroeker, Garrett and Melman’s restricted stock unit grants vest based on continued service with us and our affiliates and ratably over a four-year period commencing on May 18, 2017, and include dividend equivalent rights. On May 18, 2017, the first tranche of restricted stock units vested, resulting in the vesting of 13,588, 5,446 and 5,500 restricted stock units for Mr. Kroeker, Mr. Garrett and Mr. Melman, respectively. On May 18, 2018, the second tranche of restricted stock units vested, resulting in the vesting of 8,148, 5,682 and 5,550 restricted stock units for Mr. Kroeker, Mr. Garrett and Mr. Melman, respectively.

On May 18, 2017, Messrs. Kroeker, Garrett and Melman received 70,000, 35,000 and 34,000 restricted stock units, respectively. The restricted stock unit grants vest based on continued service with us and our affiliates and ratably over a four-year period commencing on May 18, 2018, and include dividend equivalent rights. On May 18, 2018, the first tranche of restricted stock units vested, resulting in the vesting of 19,637, 9,970 and 9,561 restricted stock units for Mr. Kroeker, Mr. Garrett and Mr. Melman, respectively.

On August 1, 2018, Messrs. Kroeker, Garrett and Melman received 30,000, 20,000 and 20,000 restricted stock units, respectively. The restricted stock unit grants vest based on continued service with us and our affiliates and in full in one-year on May 18, 2019, and include dividend equivalent rights.

On August 1, 2018, Messrs. Kroeker, Garrett and Melman received 75,000, 40,000 and 35,000 restricted stock units, respectively. The restricted stock unit grants vest based on continued service with us and our affiliates and ratably over a four-year period commencing on May 18, 2019, and include dividend equivalent rights.

On August 1, 2018, Messrs. Kroeker, Garrett and Melman received 80,000, 40,000 and 30,000 restricted stock units, respectively. The restricted stock unit grants vest upon certain conditions in the event of a change in control, and include dividend equivalent rights. Please see “Employment, Severance and Change in Control Arrangements—Change in Control Restricted Stock Units.”

All Other Compensation. In addition to the compensation discussed above, we also provide other benefits to the NEOs, including the following:

●	retirement benefits to match competitive practices in our industry, including participation in a 401(k) plan; and

●	benefits, including medical, dental, vision, flexible spending accounts, paid time off, life insurance and disability coverage, which are also provided to all other eligible employees.

Spark Energy, Inc. Amended and Restated Long Term Incentive Plan

In connection with our initial public offering, we adopted the Spark Energy, Inc. Long Term Incentive Plan for our employees, consultants and directors and affiliates who perform services for us. The Spark Energy, Inc. Long Term Incentive Plan was amended and restated on September 1, 2016 (as amended, the “Incentive Plan”). The purpose of the Incentive Plan is to provide a means through which the Company and its subsidiaries and parents may attract and retain individuals to serve as directors, employees and consultants of the Company, its subsidiaries and parents, and to provide a means for such individuals to acquire and maintain ownership of awards for past and future performance, the value of which is tied to the performance of our Class A common stock. The Incentive Plan provides for grants of cash payments, stock options, stock appreciation rights, restricted stock or units, bonus stock, dividend equivalents, and other stock-based awards with the total number of shares of stock available for issuance under the Incentive Plan not to exceed 2,750,000 shares.

The foregoing provides a description of the Incentive Plan. We are seeking shareholder approval of the Second Amended and Restated Spark Energy, Inc. Long Term Incentive Plan (the “Second Amended and Restated Incentive Plan”). For a summary of the Second Amended and Restated Incentive Plan, please see “Proposal Three—Approval of the Second Amended and Restated Spark Energy, Inc. Long Term Incentive Plan.”

Administration and Eligibility

The Incentive Plan is administered by the Compensation Committee of our Board of pursuant to its terms and all applicable state, federal or other rules or laws, except in the event that our Board chooses to take action under the Incentive Plan. The Compensation Committee acts as the “committee” for purposes of the Incentive Plan. The Compensation Committee has the power and discretion to:

●	adopt, amend, and rescind administrative and interpretive rules and regulations relating to the Incentive Plan;
●	determine the eligible persons to whom, and the time or times at which, awards shall be granted;
●	determine the amount of cash and/or the number of shares of Class A common stock, or any combination thereof, that shall be the subject of each award;
●	determine the terms and provisions of each award agreement (which need not be identical);
●	accelerate the time of vesting or exercisability of any award that has been granted;
●	construe the respective award agreements and the Incentive Plan;
●	make determinations of the fair market value of the Class A common stock pursuant to the Incentive Plan;
●	delegate its duties under the Incentive Plan;
●	subject to certain terms and conditions, terminate, modify or amend the Incentive Plan;

●	subject to certain limitations, amend any award agreement; and
●

make all other determinations, perform all other acts, and exercise all other powers and authority necessary or advisable for administering the Incentive Plan, including the delegation of those ministerial acts and responsibilities as the Compensation Committee deems appropriate.

The Incentive Plan administrator is limited in its administration of the Incentive Plan only in the event that a performance award or annual incentive award intended to comply with section 162(m) of the Code requires the Compensation Committee to be composed solely of “outside” directors at a time when not all directors are considered “outside” directors for purposes of section 162(m) of the Internal Revenue Code (the “Code”); at such time any director that is not qualified to grant or administer such an award will recuse himself from the Compensation Committee’s actions with regard to that award.

The persons eligible to receive awards under the Incentive Plan are generally all officers and employees of the Company or any of its subsidiaries or parents, and other persons who provide services to the Company or any of its subsidiaries or parents, including the Company’s directors.

Securities to be Offered and Sources of Shares

The maximum aggregate number of shares of Class A common stock that may be issued pursuant to any and all awards under the Incentive Plan shall not exceed 2,750,000 shares, subject to adjustment due to recapitalization or reorganization, or related to forfeitures or the expiration of awards, as provided under the Incentive Plan.

Class A common stock issued under the Incentive Plan may come from authorized but unissued shares of our Class A common stock, from treasury stock held by us or from previously issued shares of Class A common stock reacquired by us, including shares purchased on the open market, and shares of Class A common stock held by any parent or subsidiary.

If Class A common stock subject to any award is not issued or transferred, or ceases to be issuable or transferable for any reason, including (but not exclusively) because shares are withheld or surrendered in payment of taxes or any exercise or purchase price relating to an award or because an award is forfeited, terminated, expires unexercised, is settled in cash in lieu of Class A common stock or is otherwise terminated without a delivery of shares, those shares of Class A common stock will again be available for issue, transfer or exercise pursuant to awards under the Incentive Plan to the extent allowable by law.

Types of Awards

Options. We may grant options to eligible persons including: (i) incentive options (only to our employees or those of our subsidiaries) which comply with section 422 of the Code; and (ii) nonstatutory options. The exercise price of each option granted under the Incentive Plan will be stated in the option agreement and may vary; however, the exercise price for an option must not be less than the fair market value per share of Class A common stock as of the date of grant (or 110% of the fair market value for certain incentive options), nor may the option be re-priced without the prior approval of our shareholders. Options may be exercised as the Compensation Committee determines, but not later than ten years from the date of grant. The Compensation Committee will determine the methods and form of payment for the exercise price of an option (including, in the discretion of the Compensation Committee, payment in Class A common stock, other awards or other property) and the methods and forms in which Class A common stock will be delivered to a participant.

Stock appreciation rights (“SARs”). A SAR is the right to receive a share of Class A common stock, or an amount equal to the excess of the fair market value of one share of the Class A common stock on the date of exercise over the grant price of the SAR, as determined by the Compensation Committee. The exercise price of a share of Class A common stock subject to the SAR shall be determined by the Compensation Committee, but in no event shall that exercise price be less than the fair market value of the Class A common stock on the date of grant. The Compensation Committee has the discretion to determine other terms and conditions of a SAR award.

SARs may be awarded in connection with an option (or as SARs that stand alone, as discussed below). SARs awarded in connection with an option will entitle the holder, upon exercise, to surrender the related option or portion thereof relating to the number of shares for which the SAR is exercised. The surrendered option or portion thereof will then cease to be exercisable. Such SAR is exercisable or transferable only to the extent that the related option is exercisable or transferable.

Restricted stock awards. A restricted stock award is a grant of shares of Class A common stock subject to a risk of forfeiture, performance conditions, restrictions on transferability and any other restrictions imposed by the Compensation Committee in its discretion. Restrictions may lapse at such times and under such circumstances as determined by the Compensation Committee. Except as otherwise provided under the terms of the Incentive Plan or an award agreement, the holder of a restricted stock award will have rights as a Class A common stockholder, including the right to vote the Class A common stock subject to the restricted stock award or to receive dividends on the Class A common stock subject to the restricted stock award during the restriction period. The Compensation Committee shall provide, in the restricted stock award agreement, whether the restricted stock will be forfeited and reacquired by us upon certain terminations of employment. Unless otherwise determined by the Compensation Committee, Class A common stock distributed in connection with a stock split or stock dividend, and other property distributed as a dividend, will be subject to restrictions and a risk of forfeiture to the same extent as the restricted stock award with respect to which such Class A common stock or other property has been distributed.

Restricted stock units. RSUs are rights to receive Class A common stock, cash, or a combination of both at the end of a specified period. The Compensation Committee may subject RSUs to restrictions (which may include a risk of forfeiture) to be specified in the RSU award agreement, and those restrictions may lapse at such times determined by the Compensation Committee. Restricted stock units may be settled by delivery of Class A common stock, cash equal to the fair market value of the specified number of shares of Class A common stock covered by the RSUs, or any combination thereof determined by the Compensation Committee at the date of grant or thereafter. Dividend equivalents on the specified number of shares of Class A common stock covered by RSUs may be paid on a current, deferred or contingent basis, as determined by the Compensation Committee on or following the date of grant.

Bonus stock awards. The Compensation Committee is authorized to grant Class A common stock as a bonus stock award. The Compensation Committee will determine any terms and conditions applicable to grants of Class A common stock, including performance criteria, if any, associated with a bonus stock award.

Dividend Equivalents. The Compensation Committee is authorized to grant dividend equivalent rights to participants, entitling the participant to receive cash, Class A common stock, or other awards or property equal in value to dividends paid with respect to a specified number of shares of Class A common stock. Dividend equivalents may be aware on a free-standing basis or in connection with another award.

Other Awards. The Compensation Committee is authorized, subject to limitations under applicable law, to grant to participants such other awards that may be denominated or payable in, value in whole or in part by reference to, or otherwise based on, or related to the Class A common stock, as deemed by the Compensation Committee to be consistent with the purposes of the Incentive Plan.

Performance awards and annual incentive awards. The Compensation Committee may designate that certain awards granted under the Incentive Plan constitute “performance” awards. A performance award is any award the grant, exercise or settlement of which is subject to one or more performance standards. An annual incentive award is an award based on a performance period of the fiscal year, and is also conditioned on one or more performance standards. One or more of the following business criteria for the company, on a consolidated basis, and/or for specified subsidiaries, may be used by the Compensation Committee in establishing performance goals for such performance awards or annual incentive awards: (i) earnings per share; (ii) increase in revenues; (iii) increase in cash flow; (iv) increase in cash flow from operations; (v) increase in cash flow return; (vi) return on net assets; (vii) return on assets; (viii) return on investment; (ix) return on capital; (x) return on equity; (xi) economic value added; (xii) operating margin; (xiii) contribution margin; (xiv) net income; (xv) net income per share; (xvi) pretax earnings; (xvii) pretax operating earnings after interest expense and before incentives, service fees and extraordinary or special items; (xviii) pretax earnings before interest, depreciation and amortization; (xix) total stockholder return; (xx) debt reduction; (xxi) market share; (xxii) change in the fair market value of the Class A common stock; (xxiii) operating income; (xxiv) lease operating expenses; (xxv) Adjusted EBITDA; (xxvi) Retail Gross Margin; or (xxvii) Margin under Contract. The Compensation Committee may exclude the impact of any of the following events or occurrences which the Compensation Committee determines should appropriately be excluded: (i) asset write-downs; (ii) litigation, claims, judgments or settlements; (iii) the effect of changes in tax law or other such laws or regulations affecting reported results; (iv) accruals for reorganization and restructuring programs; (v) any extraordinary, unusual or nonrecurring items as described in the Accounting Standards Codification Topic 225, as the same may be amended or superseded from time to time; (vi) any change in accounting principles as defined in the Accounting Standards Codification Topic 250, as the same may be amended or superseded from time to time; (vii) any loss from a discontinued operation as described in the Accounting Standards Codification Topic 360, as the same may be amended or superseded from time to time; (viii) goodwill impairment charges; (ix) operating results for any business acquired during the calendar year; (x) third party expenses associated with any acquisition by us or any subsidiary; and (xi) to the extent set forth with reasonable particularity in connection with the establishment of performance goals, any other extraordinary events or occurrences identified by the Compensation Committee. The Compensation Committee may also use any of the above goals determined on an absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the Compensation Committee including, but not limited to, the Standard & Poor’s 500 stock index or a group of comparable companies.

Tax withholding

At our discretion, subject to conditions that the Compensation Committee may impose, a participant’s minimum statutory tax withholding with respect to an award may be satisfied by withholding from any payment related to an award or by the withholding of shares of Class A common stock issuable pursuant to the award based on the fair market value of the shares.

Merger, recapitalization or change in control

If any change is made to our capitalization, such as a stock split, stock combination, stock dividend, exchange of shares or other recapitalization, merger or otherwise, which results in an increase or decrease in the number of outstanding shares of Class A common stock, appropriate adjustments will be made by the Compensation Committee in the shares subject to an award under the Incentive Plan. The Compensation Committee has the discretion to make certain adjustments to awards in the event of a change in control, such as accelerating the exercisability of options or SARs, requiring the surrender of an award, with or without consideration, or making any other adjustment or modification to the award we feel is appropriate in light of the specific transaction.

Outstanding Equity Awards at 2018 Year End

The following table reflects information regarding outstanding restricted stock unit awards held by our Named Executive Officers as of December 31, 2018. None of our Named Executive Officers hold any option awards.

Name	Grant Date	Stock Awards
		Number of Restricted Stock Units That Have Not Vested (#)	Market Value of Restricted Stock Units That Have Not Vested ($)(1)

Nathan G. Kroeker	5/18/2015(2)	8,152	60,569
	5/18/2016(2)	26,748	198,738
	5/18/2017(2)	57,262	425,457
	8/1/2018(3)	31,223	231,987
	8/1/2018(2)	113,190	841,002
	8/1/2018(4)	83,295	618,882

Jason K. Garrett	8/3/2015(5)	7,947	59,046
	5/18/2016(2)	10,944	81,314
	5/18/2017(2)	28,709	213,308
	8/1/2018(3)	20,816	154,663
	8/1/2018(2)	64,469	479,005
	8/1/2018(4)	41,647	309,437

Gil M. Melman(6)	5/18/2015(2)	5,436	40,389
	5/18/2016(2)	10,812	80,333
	5/18/2017(2)	27,774	206,361
	8/1/2018(3)	20,816	154,663
	8/1/2018(2)	59,111	439,195
	8/1/2018(4)	31,236	232,083

(1)	Represents the market value of each award based on the closing price of $7.43 of our Class A common stock at December 31, 2018.

(2)

The restricted stock units shown in the table represent the unvested portion of the applicable grant. The restricted stock units and corresponding dividend equivalent rights vest ratably over a four-year period with the first vesting date commencing on May 18 following the year of the grant.

(3)	The restricted stock units and corresponding dividend equivalent rights vest in full on May 18, 2019.

(4)

The restricted stock units and corresponding dividend equivalent rights vest upon a change in control. Please see “—Employment, Severance and Change in Control Agreements—Change in Control Restricted Stock Units” below.

(5)

The restricted stock units shown in the table represent the unvested portion of the grant. The restricted stock units and corresponding dividend equivalent rights vested 55% on May 18, 2016 15% on May 18, 2017 and 15% on May 18, 2018.

(6)

Under the Transition Agreement (as defined below) entered into in connection with Mr. Melman’s resignation, 103,930 restricted stock units vested on January 11, 2019 following Mr. Melman’s confirmation of the terms of the Transition Agreement and expiration of the revocation period. The 103,930 restricted stock units subject to accelerated vesting did not include those granted on August 1, 2018 that vest upon a change in control, which were forfeited. Please see “—Employment, Severance and Change in Control Agreements—Transition and Resignation Agreement” below.

Employment, Severance and Change in Control Arrangements

Amended and Restated Employment Agreements

In August of 2018, we entered into amended and restated employment agreements (the “Amended and Restated Employment Agreements”) with Nathan G. Kroeker, Jason K. Garrett and Gil M. Melman.

The Amended and Restated Employment Agreements provide for an initial term ending on December 31, 2019, and provide for subsequent one-year renewals unless either party gives at least 30 days prior notice.

The Amended and Restated Employment Agreements each provide that, in the event the relevant executive is terminated by us other than for “cause” or the executive’s employment terminates due to either our election not to renew the term of the agreement or the executive’s resignation for “good reason,” the executive will, subject to execution of a release of claims, be entitled to receive the following payments and benefits:

●	12 months’ base salary, payable in twelve substantially equal installments;

●	any bonus earned for the calendar year prior to the year in which the termination occurs but which is unpaid as of the date of termination;

●	a pro rata annual bonus for the year of termination, calculated based upon our actual performance through such date and payable in twelve substantially equal installments; and

●	full vesting of any outstanding unvested awards, excluding restricted stock units that vest upon a change in control (“CIC RSUs”), held by the executive under our Incentive Plan.

“Cause” under the Amended and Restated Employment Agreements is generally defined to include (a) a material uncured breach by the executive of the Amended and Restated Employment Agreement or any other obligation owed to us, (b) commission of an act of gross negligence, willful misconduct, breach of fiduciary duty, fraud, theft or embezzlement, (c) any conviction, indictment or plea of nolo contendere with respect to any felony or any crime involving moral turpitude, (d) willful failure to perform obligations pursuant to the Amended and Restated Employment Agreement or failure or refusal to follow the lawful instructions of our Board of Directors and (e) any conduct which is materially injurious to us.

“Good Reason” under the Amended and Restated Employment Agreements is generally defined to include (a) a material diminution in base salary, (b) a material diminution in title, duties, authority or responsibilities, (c) relocation by more than fifty miles or (d) material and uncured breach of the Amended and Restated Employment Agreements by us.

If, within 120 days prior to execution of a definitive agreement for a “Change in Control” transaction and ending 365 days after consummation or final closing of such transaction, the relevant executive’s employment is terminated by us other than for “cause” or the executive’s employment terminates due to either our election not to renew the term of the agreement or the executive’s resignation for “good reason,” subject to execution of a release of claims and other conditions, the relevant executive is entitled to receive the following payments and benefits:

●

a lump sum payment equal to 1.5 times the employee’s base salary then in effect (or 1.0 times the employee’s base salary in the case of Mr. Garrett and Mr. Melman), and the full target annual bonus for the year in which termination occurs, and payable within 15 days following the date in which employment is terminated;

●

any bonus earned for the calendar year prior to the year in which the termination occurs but which is unpaid as of the date of termination, payable within 15 days following the date in which employment is terminated;

●	a pro rata annual bonus for the year of termination, calculated based upon our actual performance through such date and payable within 15 days following the date in which employment is terminated;

●	full vesting of any outstanding awards held by the executive under our Incentive Plan, other than CIC RSUs; and

●	reimbursement or payment of certain continuing health benefits, if elected by the executive.

Upon a change in control, CIC RSUs will vest, if at all, according to the terms of the Incentive Plan and form of Restricted Stock Unit Agreements for CIC RSUs. The Amended and Restated Employment Agreements generally define “Change in Control” to mean:

●

the consummation of an agreement to acquire or a tender offer for beneficial ownership by any person, of 50% or more of the combined voting power of our outstanding voting securities entitled to vote generally in the election of directors, or by any person of 90% or more of the then total outstanding shares of Class A common stock;

●	individuals who constitute the incumbent board cease for any reason to constitute at least a majority of the Board;

●	consummation of certain reorganizations, mergers or consolidations or a sale or other disposition of all or substantially all of our assets;

●	approval by our shareholders of a complete liquidation or dissolution;

●

a public offering or series of public offerings by Retailco and its affiliates, as a selling shareholder group, in which their total interest drops below 10 million of our total outstanding voting securities;

●	a disposition by Retailco and its affiliates in which their total interest drops below 10 million of our total outstanding voting securities; or

●

any other business combination, liquidation event of Retailco and its affiliates or restructuring of us which the Compensation Committee deems in its discretion to achieve the principles of a Change in Control.

The Amended and Restated Employment Agreements also provide for noncompetition and nonsolicitation covenants which are in effect during the period of the executive’s employment and for a period of 12 months thereafter.

The Amended and Restated Employment Agreements also provide for a minimum stock ownership level to be achieved by April 1, 2019 which is set at stock valued at three times base salary for our Chief Executive Officer and two times base salary for the other Named Executive Officers.

Prior Employment Agreements

The Amended and Restated Employment Agreements amended and restated, in their entirety, the employment agreements of Nathan G. Kroeker and Gil M. Melman we had entered into in April 2015, and the employment agreement we had entered into with Jason K. Garrett in August 2015 (collectively, the “Prior Employment Agreements”).

The Prior Employment Agreements provided for an initial term ending on December 31, 2015, and provided for subsequent one-year renewals unless either party gave at least 30 days prior notice.

The Prior Employment Agreements each provided that, in the event the relevant executive is terminated by us other than for “cause” or the executive’s employment terminates due to either our election not to renew the term of the agreement or the executive’s resignation for “good reason,” the executive would, subject to execution of a release of claims, be entitled to receive the following payments and benefits:

●	12 months’ base salary, payable in twelve substantially equal installments;

●	any bonus earned for the calendar year prior to the year in which the termination occurs but which is unpaid as of the date of termination;

●	a pro rata annual bonus for the year of termination, calculated based upon our actual performance through such date and payable in twelve substantially equal installments; and

●	full vesting of any outstanding awards held by the executive under our Incentive Plan.

“Cause” under the Prior Employment Agreements was generally defined to include (a) a material uncured breach by the executive of the employment agreement or any other obligation owed to us, (b) commission of an act of gross negligence, willful misconduct, breach of fiduciary duty, fraud, theft or embezzlement, (c) any conviction, indictment or plea of nolo contendere with respect to any felony or any crime involving moral turpitude, (d) willful failure to perform obligations pursuant to the employment agreement or failure or refusal to follow the lawful instructions of our Board of Directors and (e) any conduct which is materially injurious to us.

“Good Reason” under the Prior Employment Agreements was generally defined to include (a) a material diminution in base salary, (b) a material diminution in title, duties, authority or responsibilities, (c) relocation by more than fifty miles or (d) material and uncured breach of the Prior Employment Agreement by us.

Under the Prior Employment Agreements, upon a change of control (as defined in the Incentive Plan), outstanding awards under the Incentive Plan would automatically vest unless, as a result of the change of control or thereafter, there was a termination of the Prior Employment Agreement by us without cause or by the executive for good reason. Upon a change of control, under the Prior Employment Agreement, the executive would retain all outstanding awards under the Incentive Plan subject to existing vesting schedules; provided that such awards could have been modified by the Compensation Committee to reflect the change in capital structure resulting from the change in control.

The Prior Employment Agreements also provided for noncompetition and nonsolicitation covenants which were in effect during the period of the executive’s employment and for a period of 12 months thereafter.

The Prior Employment Agreements also provided for a minimum stock ownership level to be achieved by April 1, 2019 which is set at stock valued at three times base salary for our Chief Executive Officer and two times base salary for the other Named Executive Officers.

Change In Control Restricted Stock Units

On August 1, 2018, we adopted a new Form of Notice of Grant of Restricted Stock Units for CIC RSUs. The Form of Notice of Grant of Restricted Stock Units for CIC RSUs provide for the grant of CIC RSUs that vest, if certain circumstances are met, upon a change in control. The Form of Notice of Grant of Restricted Stock Units for CIC RSUs defines a change in control to generally mean:

●

the consummation of an agreement to acquire, or a tender offer for beneficial ownership by any person, of, 50% or more of the combined voting power of our outstanding voting securities entitled to vote generally in the election of directors, or by any person of 90% or more of the then total outstanding shares of Class A common stock;

●	individuals who constitute the incumbent board cease for any reason to constitute at least a majority of the Board;

●	consummation of certain reorganizations, mergers or consolidations or a sale or other disposition of all or substantially all of our assets;

●	approval by our shareholders of a complete liquidation or dissolution;

●

a public offering or series of public offerings by Retailco and its affiliates, as a selling shareholder group, in which their total interest drops below 10 million of our total outstanding voting securities;

●	a disposition by Retailco and its affiliates in which their total interest drops below 10 million of our total outstanding voting securities; or

●

any other business combination, liquidation event of Retailco and its affiliates or restructuring of us which the Compensation Committee deems in its discretion to achieve the principles of a change in control.

A change in control will be deemed to have occurred notwithstanding a termination of recipient’s employment for convenience or for good reason (as such terms are defined in recipient’s employment agreement or if no such employment agreement exists then how such terms are defined in connection with the employment agreements of executive officers) within the period that is 120 days prior to the execution of definitive agreements evidencing a change in control.

Solely for purposes of CIC RSUs, no change in control will be deemed to occur if the change in control price is below a certain threshold. The change in control price is generally equal to either:

●	the price per share offered to holders of Common Stock in any merger or consolidation;

●

the per share fair market value of the Class A common stock immediately before the change in control without regard to assets sold in the change in control and assuming we have received the consideration;

●	the amount distributed per share in a dissolution transaction;

●	the price per share offered to holders in any tender offer or exchange offer whereby a change in control takes place;

●	the weighted average gross public offering price for the public offerings in which a change in control occurs;

●	the weighted average price per share obtained by Retailco and its affiliates for their sale of their interest below threshold amounts in which a change in control occurs;

●	the weighted average price per share offered by any person for their purchase of outstanding shares that triggers a change in control; or

●	if such control occurs other than pursuant to a transaction described above, the fair market value per share of the Stock that may otherwise be obtained, as determined by the Compensation Committee.

In the event that the consideration offered consists of anything other than cash, the Compensation Committee shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash. The change in control price is subject to adjustment for subdivisions, consolidations and recapitalizations.

Transition and Resignation Agreement

On December 13, 2018, we entered into a Transition and Resignation Agreement and Mutual Release of Claims (the “Transition Agreement”) with Mr. Melman, our former Vice President, General Counsel and Corporate Secretary, pursuant to which Mr. Melman resigned from his position effective December 31, 2018 (the “Separation Date”). Subject to the terms and conditions of the Transition Agreement, Mr. Melman will receive total separation payments in the amount of $525,000 (the “Separation Payment”), less ordinary withholding for taxes. The Separation Payment will be paid in twenty-six substantially equal bi-weekly installments in accordance with the Company’s normal payroll practices, and is subject to continuing obligations under the Transition Agreement and Mr. Melman’s Amended and Restated Employment Agreement. The Transition Agreement also provided for the accelerated vesting of 103,930 restricted stock units granted to Mr. Melman under the Incentive Plan, subject to Mr. Melman’s confirmation of the terms of the Transition Agreement and expiration of the revocation period, and withholding of shares to satisfy tax obligations. The restricted stock units that were accelerated did not include CIC RSUs, which were forfeited.

Director Compensation

Directors who are also our employees do not receive any additional compensation for their service on our Board of Directors.

As the Chairman of the Board of Directors, Mr. Maxwell is paid annual director fees of $250,000.

Our non-employee directors other than Mr. Maxwell receive a cash retainer in an amount equal to $75,000 per year plus an additional $10,000 annual cash retainer for directors who serve as a committee chairperson. Mr. Jones, in his capacity as chairman of the Special Committee of the Board of Directors that is formed from time to time, receives an additional $10,000 retainer for such chairmanship. In addition, Messrs. Jones, Hartwick and Evans receive a cash fee of $1,000 per Special Committee meeting attended.

On May 18, 2017, each of Messrs. Jones, Evans and Hartwick received a grant of 14,950 restricted stock units, including dividend equivalent rights. The restricted stock units and corresponding dividend equivalent rights vested in full on May 18, 2018, resulting in the vesting of 15,764 restricted stock units for each of Messrs. Jones, Evans and Hartwick.

On May 18, 2018, each of Messrs. Jones, Evans and Hartwick received a grant of 6,049 restricted stock units, including dividend equivalent rights. The restricted stock units and corresponding dividend equivalent rights will vest in full on May 18, 2019. As of December 31, 2018, Mr. Jones, Mr. Evans and Mr. Hartwick held 6,412 restricted stock units and corresponding dividend equivalent rights that are scheduled to vest on May 18, 2019.

In addition, each director is reimbursed for: (i) travel and miscellaneous expenses to attend meetings and activities of our Board of Directors or its committees; (ii) travel and miscellaneous expenses related to such director’s participation in general education and orientation program for directors; and (iii) travel and miscellaneous expenses for each director’s spouse who accompanies a director to attend meetings and activities of our Board of Directors or any of our committees.

The following table shows information about non-employee director compensation for the year ended December 31, 2018:

Director Compensation Table

Director	Fees Earned or Paid in Cash	Stock Awards(1)	Total
W. Keith Maxwell III	$250,000	$-	$250,000

James G. Jones II	$106,000	$67,250	$173,250

Nick Evans, Jr.	$86,000	$67,250	$153,250

Kenneth M. Hartwick	$96,000	$67,250	$163,250

(1)  The amounts reflected in this column represent the value of restricted stock unit awards and dividend equivalent rights granted to our non-employee directors (other than Mr. Maxwell) pursuant to our Incentive Plan based on the grant date fair value of our Class A common stock computed in accordance with FASB ASC Topic 718. See “Note 12. Stock-Based Compensation” to our consolidated financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2018 for additional detail regarding assumptions underlying the value of these equity awards.

AUDIT COMMITTEE REPORT

The information contained in this Audit Committee Report and references in this Proxy Statement to the independence of the Audit Committee members shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates such information by reference in such filing.

The Board of Directors has determined that all current Audit Committee members are (i) independent, as defined in Section 10A of the Exchange Act, (ii) independent under the standards set forth by NASDAQ and (iii) financially literate. In addition, each of Messrs. Jones and Hartwick satisfies the definition of “audit committee financial expert” under the applicable rules promulgated pursuant to the Exchange Act. The Audit Committee is a separately designated standing committee of the Board established in accordance with Section 3(a)(58)(A) of the Exchange Act and operates under a written charter initially approved by the Board on July 23, 2014, which is reviewed annually.

Management is responsible for our system of internal controls and the financial reporting process. Our independent registered public accountant is responsible for performing an independent audit of our consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and issuing a report thereon. The Audit Committee is responsible for monitoring (i) the integrity of our financial statements, (ii) our compliance with legal and regulatory requirements, and (iii) the independence and performance of our auditors.

The Audit Committee has reviewed and discussed with our management and the independent accountants the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2018, including a discussion of the quality, not just the acceptability, of the accounting principles applied, the reasonableness of significant judgments and the clarity of disclosures in the consolidated financial statements. Management represented to the Audit Committee that our consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. The Audit Committee discussed with the independent accountants matters required to be discussed by Statement of Auditing Standards No. 16, Communications with Audit Committees.

Our independent accountants also provided to the Audit Committee the written disclosure required by applicable requirements of the Public Company Accounting Oversight Board regarding independent accountant’s communications with the Audit Committee concerning independence. The Audit Committee discussed with the independent accountants that firm’s independence.

Based on the Audit Committee’s discussions with management and the independent accountants, and the Audit Committee’s review of the representations of management and the report of the independent accountants to the Audit Committee, the Audit Committee recommended that the Board include the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2018 filed with the SEC.

Audit Committee of the Board of Directors

James G. Jones II

Nick W. Evans, Jr.

Kenneth M. Hartwick

CORPORATE GOVERNANCE

Corporate Governance Guidelines

The Board of Directors believes that sound governance practices and policies provide an important framework to assist it in fulfilling its duty to shareholders. The Company’s Corporate Governance Guidelines cover the following principal subjects:

●	role and functions of the Board of Directors and its Chairman;

●	qualifications and independence of directors;

●	size of the Board of Directors and director selection process;

●	shareholder communications with directors;

●	committee functions and independence of committee members;

●	meetings of independent directors;

●	annual performance evaluation of the committees;

●	compensation of the Board of Directors;

●	access to senior management and to independent advisors;

●	annual performance evaluation of the management; and

●	review of governance policies and any other corporate governance issues.

The “Corporate Governance Guidelines” are posted on the Company’s website at www.sparkenergy.com. The Board of Directors will review the Corporate Governance Guidelines periodically to reassess their adequacy and approve any proposed changes.

Board Leadership Structure

W. Keith Maxwell III currently serves as our Chairman of the Board of Directors and Nathan G. Kroeker serves as our President and Chief Executive Officer, and as a director. The Board has no formal policy with respect to the separation of the offices of Chairman of the Board and Chief Executive Officer, however, the Board believes that the separation of the role of Chairman of the Board and Chief Executive Officer is part of the succession planning process and that it is in the best interest of the Company and its shareholders for the Board to make a determination regarding this issue each time it elects a new Chief Executive Officer.

Our independent directors have also determined that it is optimal for the Board to have a “lead director,” whose responsibilities include, among others, presiding over executive sessions of the independent directors and establishing the agenda for each meeting of the independent directors. All of these principles are set forth in the Company’s Corporate Governance Guidelines. Currently, the Board of Directors selects a lead independent director on a meeting-by-meeting basis, as needed, to preside over scheduled meetings of the independent directors based upon the topic of the meeting and relevant experience.

Additionally, the Board of Directors regularly meets in executive session without the presence of the Chairman of the Board, President and Chief Executive Officer or other members of management. The lead director presides at these meetings and provides the Board of Directors’ guidance and feedback to the President and Chief Executive Officer and the Company’s management team. Further, the Board of Directors has complete access to the Company’s management team.

Communications with the Board of Directors

Shareholders or other interested parties can contact the Board, any committee of the Board, or any director in particular by writing to: Spark Energy, Inc., 12140 Wickchester Ln., Suite 100, Houston, Texas 77079, Attention: Corporate Secretary. Shareholders or other interested parties should mark the envelope containing each communication as “Shareholder Communication with Directors” and clearly identify the intended recipient(s) of the communication. Our General Counsel will review and forward each communication, as expeditiously as reasonably practicable, to the addressee if the communication complies with our Corporate Governance Guidelines adopted by the Board and falls within the scope of matters generally considered by the Board. If the subject matter of a communication relates to matters that have been delegated by the Board to a committee or to an executive officer, then the General Counsel may forward the communication to the chairman of the appropriate committee or the appropriate executive officer.

Oversight of Risk Management

Except as discussed below, the Board of Directors as a whole oversees our assessment of major risks and the measures taken to manage such risks. For example, the Board of Directors:

●	has approved the risk management policies related to our wholesale portfolio and hedging activities; and

●	reviews management’s capital spending plans, approves our capital budget and requires that management present for Board review significant departures from those plans.

The Audit Committee is responsible for overseeing our assessment and management of financial reporting and internal control risks. In consultation with management, our independent registered public accountant and, if applicable, the officer or employee responsible for the internal audit function, the Audit Committee annually reviews and assesses the adequacy and integrity of our financial reporting process and internal controls, and discusses significant financial risk, exposures and any remedial steps management has taken.

We have formed a risk committee. The risk committee has control and authority over all of our risk management activities and establishes and oversees the execution of the Company’s credit risk management policy and commodity risk policy. The risk management policies are reviewed at least annually and the risk committee typically meets quarterly to assure that we have followed our policies. The risk committee also seeks to assure the application of our risk management policies to new products that we may offer.

The risk committee is comprised of our Chief Executive Officer and our Chief Financial Officer who meet on a regular basis as to the status of the risk management activities and positions. Commodity positions are typically reviewed and updated daily based on information from our customer databases and pricing information sources. The risk policy sets volumetric limits on intraday and end of day long and short positions in natural gas and electricity. With respect to specific hedges, we have documented a formal delegation of authority delegating product type, volumetric, tenor and timing transaction limits to the energy supply managers. Any hedging transactions that exceed these delegated transaction limits are reported to the risk committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of our Class A common stock and Class B common stock outstanding as of March 29, 2019 that is owned by:

●	each person or group known to us to beneficially own more than 5% of any class of our outstanding voting securities;

●	each director, director nominee and Named Executive Officer; and

●	all of our directors and executive officers as a group.

All information with respect to beneficial ownership has been furnished by the respective 5% or more shareholders, directors or executive officers, as the case may be. Unless otherwise noted, the mailing address of each listed beneficial owner is 12140 Wickchester Ln., Suite 100, Houston, Texas 77079.

	Class A common stock beneficially owned (1)(2)		Class B common stock beneficially owned (1)		Combined voting power (3)
Name of beneficial owner	Number	Percentage	Number	Percentage
Five percent Shareholders:
W. Keith Maxwell III (4)	2,331,728	16.5%	20,800,000	100%	66.2%
Wells Fargo & Company (5)	1,258,240	8.9%	—	—	3.6%
JPMorgan Chase & Co. (6)	1,231,784	8.7%	—	—	3.5%
BlackRock, Inc. (7)	965,125	6.8%	—	—	2.8%
Directors, director nominee and named executive officers:
W. Keith Maxwell, III (4)	2,331,728	16.5%	20,800,000	100%	66.2%
Nathan G. Kroeker (8)	95,449	*%	—	—	*%
Jason K. Garrett	26,147	*%	—	—	*%
Gil M. Melman	—	*%	—	—	*%
James G. Jones II	53,887	*%	—	—	*%
Kenneth M. Hartwick	43,599	*%	—	—	*%
Nick W. Evans, Jr. (9)	37,377	*%	—	—	*%
Directors and current executive officers as a group (7 total)(2)	2,603,091	18.4%	20,800,000	100%	67.0%

*	Less than one percent

(1)

Each holder of a common unit of Spark HoldCo, LLC, a Delaware limited liability company (“Spark HoldCo”) has the right to exchange all or a portion of its Spark HoldCo common units (together with a corresponding number of shares of Class B common stock) for Class A common stock (or cash at Spark Energy, Inc.’s or Spark HoldCo’s election) at an exchange ratio of one share of Class A common stock for each Spark HoldCo common unit (and corresponding share of Class B common stock) exchanged. For additional information, please see “Certain Relationships and Related Party Transactions—Spark HoldCo LLC Agreement.”

(2)

Excludes the following number of restricted stock units issued under our Incentive Plan, which may be settled in cash or shares of Class A Common stock or a combination of both at the Company’s election: 355,476 restricted stock units for Mr. Kroeker; 76,740 restricted stock units for Mr. Lane; 197,326 restricted stock units for Mr. Garrett; 15,326 restricted stock units for Mr. Jones; 15,326 restricted stock units for Mr. Evans; and 15,326 restricted stock units for Mr. Hartwick.

(3)

Represents the percentage of voting power of our Class A common stock and Class B common stock voting together as a single class. Each share of Class B common stock entitles its holder to one vote on all matters to be voted on by shareholders generally.

(4)

Reflects (i) 2,331,728 shares of Class A common stock held directly by W. Keith Maxwell III (representing 6.7% of the combined voting power), (ii) 20,525,000 shares of Class B common stock held directly by Retailco (representing 58.7% of the combined voting power), and (iii) 275,000 shares of Class B common stock held directly by NuDevco Retail (representing less than 1% of the combined voting power). W. Keith Maxwell III is the sole member of TxEx Energy Investments, LLC, a Texas limited liability company (“TxEx”), which is the sole member of Retailco and Electric Holdco, LLC, a Texas limited liability company (“Electric Holdco”). Electric Holdco is the sole member of NuDevco Retail Holdings, LLC, a Texas limited liability company (“NuDevco Retail Holdings”), which is the sole member of NuDevco Retail. Accordingly, W. Keith Maxwell III may therefore be deemed to beneficially own the shares of Class A common stock and Class B common stock held by Retailco and NuDevco Retail reported herein.

(5)

Based on Amendment No. 3 to the Schedule 13G filed on January 22, 2019 by Wells Fargo & Company with respect to the Company’s Class A common stock held as of December 31, 2018. Based on Amendment No. 3 to the Schedule 13G, Wells Fargo & Company has sole voting power over 11,106 shares of Class A common stock, shared voting power over 1,230,518 shares of Class A common stock, sole dispositive power over 11,106 shares of Class A common stock, and shared dispositive power over 1,247,134 shares of Class A common stock. The address of Wells Fargo & Company is 420 Montgomery Street, San Francisco, CA 94163.

(6)

Based on Amendment No. 5 to the Schedule 13G filed on January 28, 2019 by JPMorgan Chase & Co. with respect to the Company’s Class A common stock held as of December 31, 2018. Based on Amendment No. 5 to the Schedule 13G, JPMorgan Chase & Co. has sole voting power over 1,052,984 shares of Class A common stock and sole dispositive power over 1,182,484 shares of Class A common stock. The address of JPMorgan Chase & Co. is 270 Park Ave., New York, NY 10017.

(7)

Based on Amendment No. 4 to the Schedule 13G/A filed on February 6, 2019 by BlackRock, Inc. with respect to the Company’s Class A common stock held as of December 31, 2018. Based on Amendment No. 4 to the Schedule 13, BlackRock, Inc. has sole voting power over 947,490 shares of Class A common stock and sole dispositive power over 965,125 shares of Class A common stock. The address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

(8)

Mr. Kroeker owns 5,775 shares of Series A Preferred Stock, representing less than one percent of the outstanding Series A Preferred Stock, which is not included in his total amount of shares beneficially owned. The Series A Preferred Stock generally have no voting rights and are not entitled to vote on any matters at the Annual Meeting.

(9)	Includes 2,684 shares held by Mr. Evans’s spouse.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Our executive officers and directors and persons who own more than 10% of our Common Stock are required to file reports with the SEC, disclosing the amount and nature of their beneficial ownership of Common Stock, as well as changes in that ownership. Based solely on our review of reports and written representations that we have received, we believe that all required reports were timely filed during 2018, except that:

●

Nathan G. Kroeker filed a Form 4 on June 8, 2018 to report vesting of restricted stock units on May 18, 2018; and filed a Form 4 on August 22, 2018 to report an award of restricted stock units on August 1, 2018;

●

Jason K. Garret filed a Form 4 on June 8, 2018 to report vesting of restricted stock units on May 18, 2018; and filed a Form 4 on August 22, 2018 to report an award of restricted stock units on August 1, 2018;

●

Gil M. Melman filed a Form 4 on June 8, 2018 to report vesting of restricted stock units on May 18, 2018; filed a Form 4 on August 22, 2018 to report an award of restricted stock units on August 1, 2018; and filed a Form 4 on August 10 to report a sale of Class A common stock on August 7, 2018;

●	Robert L., Lane filed a Form 4 on June 8, 2018 to report vesting of restricted stock units on May 18, 2018; and

●

W. Keith Maxwell III filed a Form 4 on September 21, 2018 to report a purchase of Class A common stock on September 18, 2018; filed a Form 4 on September 26, 2018 to report a purchase of Class A common stock on September 20, 2018; filed a Form 4 on October 2, 2018 to report a purchase of Class A common stock on September 27, 2018; filed a Form 4 on October 9, 2018 to report a purchase of Class A common stock on October 1, 2018; filed a Form 4 on November 9, 2018 to report multiple purchases of Class A common stock on November 6, 2018; filed a Form 4 on November 13, 2018 to report multiple purchases of Class A common stock on November 8, 2018; filed a Form 4 on November 28, 2018 to report multiple purchases of Class A common stock on November 21, 2018; filed a Form 4 on December 12, 2018 to report a purchase of Class A common stock on December 6, 2018; filed a Form 4 on December 13, 2018 to report a purchase of Class A common stock on December 7, 2018; filed eight amendments to Form 4 on April 4, 2019 to correct transactions on December 1, 2015, November 14, 2016, December 27, 2016, September 11, 2017, November 30, 2017, December 21, 2017, September 20, 2018 and November 20, 2018; and filed three Form 4s on April 4, 2019 to report purchases on November 16, 2016, September 13, 2017, December 22, 2017 and September 17, 2018, and settlements of grants of restricted stock units by Retailco on May 3, 2018 and August 2, 2018.

TRANSACTIONS WITH RELATED PERSONS

Organizational Structure

We were incorporated as a Delaware corporation in April 2014 for the purpose of facilitating an initial public offering of our Class A common stock and to become the sole managing member of Spark HoldCo. Upon completion of our initial public offering on August 1, 2014: (i) NuDevco Retail and NuDevco Retail Holdings collectively owned 21,500,000 Spark HoldCo units, representing an approximate 78.18% interest in Spark HoldCo, and 21,500,000 shares of our Class B common stock, and (ii) we became the sole managing member of, and had a 21.82% equity interest in, Spark HoldCo. NuDevco Retail and NuDevco Retail Holdings received their interest in exchange for the contribution to us of Spark Energy Gas, LLC (“SEG”) and Spark Energy, LLC (“SE”), the subsidiaries through which we operated at the time of our initial public offering. Retailco succeeded to the interest of NuDevco Retail Holdings in 21,225,000 shares of our Class B common stock and an equal number of Spark HoldCo units pursuant to a series of transfers that occurred in December 2015.

Our only assets consist of our membership interests in Spark HoldCo. Spark HoldCo owns all of the outstanding membership interests in each of the subsidiaries through which we currently operate.

W. Keith Maxwell III is the Chairman of the Board and the owner of a majority in voting power of our Common Stock through his ownership of NuDevco Retail and Retailco. Retailco is a wholly owned subsidiary of TxEx, which is wholly owned by Mr. Maxwell. NuDevco Retail is a wholly owned subsidiary of NuDevco Retail Holdings, which is a wholly owned subsidiary of Electric HoldCo, LLC, which is also a wholly owned subsidiary of TxEx. In addition, Mr. Maxwell is also the indirect or direct owner of RetailCo Services, LLC (“Retailco Services”), Associated Energy Services, LP (“AES”), Retail Acquisition Co. LLC (“Acquisition Co”) and National Gas & Electric, LLC (“NG&E”), which are described in the following sections addressing related party transactions since January 1, 2018.

Spark HoldCo, LLC Limited Liability Company Agreement

At the closing of our initial public offering, we entered into the Second Amended and Restated Limited Liability Company Agreement of Spark HoldCo by and among us, Spark HoldCo, NuDevco and NuDevco Retail Holdings. In connection with the issuance of our Series A Preferred Stock in March 2017, we, Spark HoldCo, NuDevco and Retailco (as successor to NuDevco Retail Holdings) entered into the Third Amended and Restated Spark HoldCo, LLC Limited Liability Company Agreement to amend the prior agreement to provide for, among other things, the designation and issuance of Spark HoldCo Series A preferred units, as another equity security of Spark HoldCo to be issued concurrently with the issuance of Series A Preferred Stock by us, including specific terms relating to distributions by Spark HoldCo in connection with the payment by us of dividends on the Series A Preferred Stock, the priority of liquidating distributions by Spark HoldCo, the allocation of income and loss to us in connection with distributions by Spark HoldCo on Series A preferred units, and other terms relating to the redemption and conversion by us of the Series A Preferred Stock. Amendment No. 1 to the Third Amended and Restated Spark HoldCo, LLC Limited Liability Company Agreement (as amended, the “Spark HoldCo LLC Agreement”) was entered into by us, Spark HoldCo, NuDevco and Retailco in connection with the issuance of additional Series A Preferred Stock in February 2018.

In accordance with the terms of the Spark HoldCo LLC Agreement, NuDevco Retail and Retailco generally have the right to exchange their Spark HoldCo common units (and a corresponding number of shares of our Class B common stock) for shares of our Class A common stock at an exchange ratio of one share of Class A common stock for each Spark HoldCo common unit (and corresponding share of Class B common stock) exchanged, subject to conversion rate adjustments for stock splits, stock dividends and reclassifications (an “Exchange Right”). At our or Spark HoldCo’s option, Spark HoldCo may give NuDevco Retail and Retailco cash in an amount equal to the Cash Election Amount of the shares of Class A common stock instead. We are obligated to facilitate an exchange for shares of Class A common stock through a contribution of shares of Class A common stock to Spark HoldCo or, alternatively, we have the right to acquire the subject Spark HoldCo common units and corresponding shares of Class B common stock from NuDevco Retail or Retailco by paying, at our option, either (x) the number of shares of Class A common stock NuDevco Retail or Retailco would have received in the proposed exchange or (y) cash in an amount equal to the Cash Election Amount of such shares of Class A common stock. “Cash Election Amount” means, with respect to the shares of Class A common stock to be delivered to NuDevco Retail or Retailco by Spark

HoldCo pursuant to the Spark HoldCo LLC Agreement, (i) if our Class A common stock is then admitted to trading on a national securities exchange, the amount that would be received if the number of shares of Class A common stock to which NuDevco Retail or Retailco would otherwise be entitled were sold at a per share price equal to the trailing 30-day volume weighted average price of a share of Class A common stock on such exchange, or (ii) in the event shares of Class A common stock are not then admitted to trading on a national securities exchange, the value that would be obtained in an arm’s length transaction for cash between an informed and willing buyer and an informed and willing seller, neither of whom is under any compulsion to purchase or sell, respectively, and without regard to the particular circumstances of the buyer and the seller, as determined by us. As NuDevco Retail and Retailco exchange their Spark HoldCo common units, our membership interest in Spark HoldCo will be correspondingly increased, and the number of shares of Class B common stock held by NuDevco Retail or Retailco will be correspondingly reduced.

Under the Spark HoldCo LLC agreement, we have the right to determine when distributions will be made to the holders of Spark HoldCo common units and the amount of any such distributions. If we authorize a distribution, such distribution will be made to the holders of Spark HoldCo common units on a pro rata basis in accordance with their respective percentage ownership of Spark HoldCo common units. The Spark HoldCo LLC Agreement provides, to the extent Spark HoldCo has available cash and is not prevented by restrictions in any of its credit agreements, for distributions pro rata to the holders of Spark HoldCo common units such that we receive an amount of cash sufficient to fund the targeted quarterly dividend we intend to pay to holders of our Class A common stock and payments under the Tax Receivable Agreement (the “TRA”) described below, and distributions to us in an amount equal to the dividends to be paid by us on the Series A Preferred Stock.

The holders of Spark HoldCo units, including us, will generally incur U.S. federal, state and local income taxes on any taxable income of Spark HoldCo allocated to them. Generally, items of gross income and gain are first allocated to us until the cumulative amount of such items for current and prior fiscal years (or other relevant periods) equals the cumulative amount of distributions we receive to pay any special estimated tax liability. Second, items of income and gain are generally allocated to us until the cumulative amount of such items for current and prior fiscal years (or other relevant periods) equals the cash distributions we have received from Spark HoldCo to pay dividends on the Series A Preferred Stock and the amount of accrued and unpaid dividends on the Series A Preferred Stock. Third, items of gross income and gain are allocated to us until the cumulative amount of such items allocated to us for current and prior fiscal years (or other relevant periods) equals the cumulative amount of distributions received by us for a non-pro rata distribution to us from Spark HoldCo. Thereafter, net profits and net losses of Spark HoldCo generally will be allocated to members of Spark HoldCo to target capital account balances according to the amount a member would receive upon a deemed liquidation. Certain non-pro rata adjustments will be required to be made to reflect built-in gains and losses and tax depletion, depreciation and amortization with respect to such built-in gains and losses in allocating items of net profits and losses. The Spark HoldCo LLC Agreement provides, to the extent cash is available, for distributions pro rata to the holders of Spark HoldCo units such that we receive an amount of cash sufficient to cover the estimated taxes payable by us, and to us to cover any special estimated tax liability.

In addition, if the cumulative amount of U.S., federal, state or local taxes payable by us exceeds the amount of the tax distribution to us, Spark HoldCo will make advances to us in an amount necessary to enable us to fully pay these tax liabilities. Such advances will be repayable, without interest, solely from (i.e., by offset against) future distributions by Spark HoldCo to us.

The Spark HoldCo LLC Agreement provides that if we issue a new share of Class A common stock, Series A Preferred Stock, or other equity security (other than shares of Class B common stock, and excluding issuances of Class A common stock upon an exchange of Class B common stock or Series A Preferred Stock), Spark HoldCo will concurrently issue a corresponding limited liability company unit either to the holder of the Class B common stock, or to us in the case of the issuance of shares of Class A common stock, Series A Preferred Stock or such other equity security. As a result, the number of Spark HoldCo units held by us always equals the number of shares of Class A common stock, Series A Preferred Stock or such other equity securities we have outstanding.

Spark HoldCo will be dissolved only upon the first to occur of (i) the sale of substantially all of its assets or (ii) an election by us to dissolve the company. Upon dissolution, Spark HoldCo will be liquidated and the proceeds from any liquidation will be applied and distributed in the following manner: (a) first, to creditors (including to the extent permitted by law, creditors who are members) in satisfaction of the liabilities of Spark HoldCo, (b) second, to establish cash reserves for contingent or unforeseen liabilities, (c) third, to us in respect of Spark HoldCo Series A preferred units in an amount equal to the total amount that would be required to be distributed by us in respect of Series A Preferred Stock, and (d) the balance thereafter to its members holding Spark HoldCo common units in proportion to the number of Spark HoldCo units owned by each of them.

The Spark HoldCo LLC Agreement also provides that Spark HoldCo will pay certain of our expenses attributable to our status as a public company. Such expenses include, but are not limited to, accounting and legal fees, independent director compensation, director and officer liability insurance expense, Sarbanes-Oxley compliance, transfer agent and registrar fees, tax return preparation, investor relations expense, SEC and NASDAQ compliance fees and the fees and expenses of other service providers that provide services to us in connection with our obligations as a publicly-traded company.

Tax Receivable Agreement

We entered into the TRA with Spark HoldCo, NuDevco Retail, NuDevco Retail Holdings (a predecessor-in-interest to Retailco) and W. Keith Maxwell III on August 1, 2014. Retailco became a party to this agreement in connection with the transfer by NuDevco Retail Holdings of its 21,225,000 shares of our Class B common stock and a corresponding number of Spark HoldCo units to Retailco in December 2015.

This agreement generally provides for the payment by us to the holders of rights under the TRA, which are, as of the date of this Proxy Statement, NuDevco Retail and Retailco, of 85% of the net cash savings, if any, in U.S. federal, state and local income tax or franchise tax that we actually realize (or are deemed to realize in certain circumstances) in periods after our initial public offering as a result of (i) any tax basis increases resulting from the purchase by us of Spark HoldCo units from NuDevco Retail Holdings prior to or in connection with our initial public offering, (ii) any tax basis increases resulting from the exchange of Spark HoldCo units for shares of Class A common stock pursuant to the Exchange Right (or resulting from an exchange of Spark HoldCo units for cash as described above) and (iii) any imputed interest deemed to be paid by us as a result of, and additional tax basis arising from, any payments we make under the TRA.

In addition, payments we make under the TRA will be increased by any interest accrued from the due date (without extensions) of the corresponding tax return. We retain the benefit of the remaining 15% of these tax savings.

Any future TRA payments due with respect to a given taxable year are expected to be paid in December of the subsequent calendar year. In certain circumstances, we may defer or partially defer any payment due (a “TRA Payment”) to the holders of rights under the TRA. During the five-year period commencing October 1, 2014, we will defer all or a portion of any TRA Payment owed pursuant to the TRA to the extent that Spark HoldCo does not generate sufficient Cash Available for Distribution (as defined below) during the four-quarter period ending September 30th of the applicable year in which the TRA Payment is to be made in an amount that equals or exceeds 130% (the “TRA Coverage Ratio”) of the Total Distributions (as defined below) paid in such four-quarter period by Spark HoldCo. For purposes of computing the TRA Coverage Ratio:

●

“Cash Available for Distribution” is generally defined as the adjusted EBITDA of Spark HoldCo for the applicable period, less (i) cash interest paid by Spark HoldCo, (ii) capital expenditures of Spark HoldCo (exclusive of customer acquisition costs) and (iii) any taxes payable by Spark HoldCo; and

●

“Total Distributions” are defined as the aggregate distributions necessary to cause us to receive distributions of cash equal to (i) the targeted quarterly distribution we intend to pay to holders of our Class A common stock payable during the applicable four-quarter period, plus (ii) the estimated taxes payable by us during such four-quarter period, plus (iii) the expected TRA Payment payable during the calendar year for which the TRA Coverage Ratio is being tested.

In the event that the TRA Coverage Ratio is not satisfied in any calendar year, we will defer all or a portion of the TRA Payment to NuDevco Retail and Retailco under the TRA to the extent necessary to permit Spark HoldCo to satisfy the TRA Coverage Ratio (and Spark HoldCo is not required to make and will not make the pro rata distributions to its members with respect to the deferred portion of the TRA Payment). If the TRA Coverage Ratio is satisfied in any calendar year, we will pay NuDevco Retail and Retailco the full amount of the TRA Payment.

Following the five-year deferral period, we will be obligated to pay any outstanding deferred TRA Payments (x) to the extent such deferred TRA Payments do not exceed (i) the lesser of our proportionate share of aggregate Cash Available for Distribution of Spark HoldCo during the five-year deferral period or the cash distributions actually received by us during the five-year deferral period, reduced by (ii) the sum of (a) the aggregate target quarterly dividends (which, for the purposes of the TRA, is $0.18125 per share of Class A common stock and $0.546875 per share of Series A Preferred Stock per quarter) during the five-year deferral period, (b) our estimated taxes during the five-year deferral period, and (c) all prior TRA Payments and (y) if with respect to the quarterly period during which the deferred TRA Payment is otherwise paid or payable, Spark HoldCo has or reasonably determines it will have amounts necessary to cause us to receive distributions of cash equal to the target quarterly distribution payable during that quarterly period. Any portion of the deferred TRA Payments not payable due to these limitations will no longer be payable.

We did not meet the threshold coverage ratio required to fund the first payment to Retailco under the TRA during the four-quarter period ended September 30, 2015. As such, an initial payment under the TRA of less than $0.1 million due in late 2015 was deferred pursuant to the terms thereof. We expect to make this payment during the year ending December 31, 2019.

We met the threshold coverage ratio required to fund the second TRA Payment to Retailco and NuDevco Retail under the TRA during the four-quarter period ending September 30, 2016, resulting in an initial TRA Payment of $1.4 million becoming due in December 2016. On November 6, 2016, Retailco and NuDevco Retail granted us the right to defer the TRA Payment until May 2018. During the period of time when we have elected to defer the TRA Payment, the outstanding payment amount will accrue interest at a rate calculated in the manner provided for under the TRA. Until the payment date of May 15, 2018, we did not pay any of the deferred payment, and accordingly, the amount outstanding remained at $1.4 million through the date of payment. During the year ended December 31, 2018 and through the payment date, the interest rate charged on the deferred payment was LIBOR plus 200 basis points and we accrued interest of approximately $0.1 million pursuant to the deferred TRA Payment. On May 15, 2018, we paid a TRA Payment of $1.5 million related to the four-quarter period ended September 30, 2016.

We met the threshold coverage ratio required to fund the third TRA Payment to Retailco and NuDevco Retail under the TRA during the four-quarter period ended September 30, 2017. On April 30, 2018, we paid a TRA Payment of $2.1 million related to the four-quarter period ended September 30, 2017.

We met the threshold coverage ratio required to fund the fourth payment to Retailco and NuDevco Retail under the TRA during the four-quarter period ended September 30, 2018. TRA Payments totaling $2.6 million related to the four-quarter period ended September 30, 2018 were paid as of December 31, 2018.

As of December 31, 2018, we had a total liability related to the TRA of $27.6 million, of which $1.7 million, was classified as current liabilities as an estimate for the four-quarter period ending September 30, 2019.

Registration Rights Agreement

On August 1, 2014, we entered into a registration rights agreement with NuDevco Retail and NuDevco Retail Holdings (a predecessor-in-interest to Retailco) to register for sale under the Securities Act shares of our Class A common stock delivered in exchange for Spark HoldCo common units (together with an equal number of shares of our Class B common stock) in the circumstances described below. Retailco became a party to this agreement in connection with the transfer by NuDevco Retail Holdings of its 21,225,000 shares of Class B common stock and a corresponding number of Spark HoldCo common units to Retailco in December 2015. This agreement provides NuDevco Retail and Retailco, as holders of registrable securities under the agreement, with the right to require us, at our expense, to register shares of our Class A common stock held by them from time to time that are issuable upon exchange of Spark HoldCo units (together with an equal number of shares of our Class B common stock) for shares of our Class A common stock (including, but not limited to, the Class A common stock issuable upon exchange of Class B common stock and Spark HoldCo units issued or issuable pursuant to the Amended and Restated Subscription Agreement and the Major Energy Purchase Agreement (each as defined below)).

Demand Rights. Subject to certain limitations, NuDevco Retail and Retailco have the right, by delivering written notice to us, to require us to register the number of shares of Class A common stock requested to be so registered in accordance with the registration rights agreement. Within 30 days of receipt of notice of a demand registration, we are required to give written notice to all other holders of registrable shares of Class A common stock. Subject to certain limitations as described below, we will use our commercially reasonable efforts to effect, as soon as commercially reasonable, the registration of all securities with respect to which we receive a written request.

Piggyback Rights. Subject to certain limitations, NuDevco Retail and Retailco are entitled to request to participate in, or “piggyback” on, registrations of any of our Class A common stock for sale by us in an underwritten offering.

Conditions and Limitations. The registration rights outlined above are subject to conditions and limitations, including the right of the underwriters, as applicable, to limit the number of shares to be included in a registration statement and our right to delay, suspend or withdraw a registration statement under specified circumstances. For example, our Board of Directors may defer any filing for up to six months if our Board of Directors determines that such disclosure would have a material adverse effect on us.

If requested by us or an underwriter, NuDevco Retail and Retailco will not be able to make any sale of our equity securities, except securities included in such registration, during a period commencing on the date beginning fourteen (14) days prior to the expected date of “pricing” of such offering and continuing for a period not to exceed 90 days beginning on the date of such final prospectus (or prospectus supplement if the offering is made pursuant to a shelf registration statement), or such shorter period as may be requested by an underwriter.

Expenses and Indemnification. In connection with any registration effected pursuant to the terms of the registration rights agreement, we are required to pay for all of the fees and expenses incurred in connection with such registration, including, without limitation, registration fees, qualification and filing fees and printing expenses. However, the underwriting discounts and selling commissions payable in respect of registrable securities included in any registration are to be paid by the persons including such registrable securities in any such registration on a pro rata basis. We have also agreed to indemnify the holders of registrable securities and each of their respective officers, directors, partners and agents, the underwriters, and each person who controls such holders or underwriters, against all losses, claims, damages and liabilities (joint or several) with respect to each registration effected pursuant to the registration rights agreement.

On October 7, 2016, we filed a registration statement under the Securities Act on Form S-3 registering, among other things, the offer and sale, from time to time, of the Class A common stock held by Retailco and NuDevco (including Class A common stock that may be obtained upon conversion of Class B common stock). The registration statement we filed on October 7, 2016 replaces the registration statement filed on August 14, 2015. The registration statement was declared effective on October 20, 2016.

Indemnification Agreements

We have entered into indemnification agreements with each of our current executive officers and directors. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Master Service Agreement

Prior to April 1, 2018, Spark HoldCo was party to a Master Service Agreement (the “Master Service Agreement”) with Retailco Services and NuDevco Retail. Under the Master Service Agreement, Retailco Services provided operational support services to us such as: enrollment and renewal transaction services; customer billing and transaction services; electronic payment processing services; customer services and information technology infrastructure and application support services under the Agreement (collectively, the “Services”).

Spark HoldCo paid Retailco Services a monthly fee consisting of a monthly fixed fee plus a variable fee per customer per month depending on market complexity. The Agreement provided that Retailco Services perform the Services in accordance with specified service levels (the “Service Levels”), and in the event Retailco Services fails to meet the Service Levels, Spark HoldCo receives a credit against invoices or a cash payment (the “Penalty Payment”). The amount of the Penalty Payment was initially limited to $0.1 million monthly, but adjusted annually based upon the amount of fees charged by Retailco Services for Services over the prior year. Furthermore, in the event that the Service Levels are not satisfied and Spark HoldCo suffers damages in excess of $0.5 million as a result of such failure, Retailco Services was required to make a payment (the “Damage Payment”) to Spark HoldCo for the amount of the damages (less the amount of any Penalty Payments also due). The Agreement provided that in no event could the Penalty Payments and Damage Payments exceed $2.5 million in any twelve-month period.

In connection with the Agreement, certain of Spark HoldCo’s employees who previously provided services similar to those to be provided under the Agreement have become employees of Retailco Services, and certain contracts, assets, and intellectual property have been assigned to Retailco Services. In addition, in order to facilitate the Services, Spark HoldCo granted Retailco Services a non-transferable, non-exclusive, royalty-free, revocable and non-sub-licensable license to use certain of its intellectual property.

The terms of the Agreement were unanimously approved by our Board of Directors after a Special Committee of the Board of Directors approved the Agreement. The Special Committee was composed exclusively of independent members of our Board of Directors.

During the year ended December 31, 2018, we recorded general and administrative expenses of $5.9 million in connection with the Master Service Agreement. For the year ended December 31, 2018, there were no Penalty Payments or Damage Payments. Additionally, we capitalized $0.5 million during the year ended December 31, 2018 of property and equipment for the application, development and implementation of various systems.

On March 7, 2018, we, Retailco Services and NuDevco Retail mutually agreed to terminate the Master Service Agreement, effective April 1, 2018, pursuant to a Termination Agreement, among Spark HoldCo, Retailco Services and NuDevco Retail, as guarantor, (the “MSA Termination Agreement”). Pursuant to the MSA Termination Agreement, the operational support services such as enrollment and renewal transaction services; customer billing and transaction services; electronic payment processing services; customer services and information technology infrastructure and application support services previously provided to us by Retailco Services under the Master Service Agreement will be transferred back to Spark HoldCo. Additionally, certain of Retailco Services employees who previously provided services to Spark HoldCo under the Master Service Agreement will become employees of Spark HoldCo, and certain contracts, assets, and intellectual property that were assigned under the Master Service Agreement will be assigned back to Spark HoldCo. To assist in the transition of these services and assets back to Spark HoldCo, Retailco Services is obligated to provide transition services to Spark HoldCo for a period of six months. Spark HoldCo is not obligated to pay any consideration for the MSA Termination Agreement or the termination of the Master Service Agreement.

The MSA Termination Agreement and the termination of the Master Service Agreement was approved by our Board of Directors after approval by a Special Committee of the Board of Directors. The Special Committee was composed exclusively of independent members of our Board of Directors.

Acquisition of Customers from NG&E

On March 7, 2018, Spark HoldCo entered into an asset purchase agreement (the “Customer Purchase Agreement”) with NG&E, pursuant to which Spark HoldCo agreed to acquire up to 50,000 residential customer equivalents (“RCEs”) for a cash purchase price of $250 for each RCE, or up to $12.5 million in the aggregate. These customers began transferring after April 1, 2018. For the year ended December 31, 2018, we paid NG&E $8.8 million under the terms of the Customer Purchase Agreement for approximately 35,000 RCEs. We do not anticipate any additional customer transfers or consideration will be paid on this transaction.

The terms of the Customer Purchase Agreement were approved by our Board of Directors after approval by a Special Committee of the Board of Directors. The Special Committee was composed exclusively of independent members of our Board of Directors.

Subordinated Debt Facility

On December 27, 2016, we and Spark HoldCo jointly issued to Retailco a 5% subordinated note in the principal amount of up to $25.0 million. The subordinated note allows us to draw advances in increments of no less than $1.0 million per advance up to the maximum principal amount of the subordinated note. The subordinated note matures approximately three and a half years following the date of issuance, and advances thereunder accrue interest at 5% per annum from the date of the advance. We have the right to capitalize interest payments under the subordinated note. The subordinated note is subordinated in certain respects to our Senior Credit Facility pursuant to a subordination agreement. We may pay interest and prepay principal on the subordinated note so long as we are in compliance with our covenants under the Senior Credit Facility, are not in default under the Senior Credit Facility and have minimum availability of $5.0 million under our borrowing base under the Senior Credit Facility. Payment of principal and interest under the subordinated note is accelerated upon the occurrence of certain change of control or sale transactions.

During the year ended December 31, 2018, the largest aggregate principal amount outstanding was $15.0 million. As of December 31, 2018, we had $10.0 million in outstanding borrowings under the subordinated note. The $10.0 million outstanding as of December 31, 2018 was repaid on January 2, 2019. On January 31, 2019, we borrowed $8.0 million, which was repaid on February 2, 2019. During the year ended December 31, 2018, we paid interest of less than $0.1 million under the subordinated note.

Proceeds from Disgorgement of Shareholder Short-swing Profits

In February 2018, we received $0.2 million cash related to short-swing profits under Section 16(b) that were recorded on our balance sheet as of December 31, 2017.

Historical Transactions with Affiliates

We enter into transactions with and pay certain costs on behalf of affiliates (specifically, AES, TexEx Energy Operating, LLC, and NG&E) that are commonly controlled in order to reduce risk, reduce administrative expense, create economies of scale, create strategic alliances and supply goods and services to these related parties. We also sell and purchase natural gas and electricity with affiliates. Affiliated transactions include certain services to the affiliated companies associated with employee benefits provided through our benefit plans, insurance plans, leased office space, administrative salaries, due diligence work, recurring management consulting, and accounting, tax, legal, or technology services. Amounts billed are based on the services provided, departmental usage, or headcount, which are considered reasonable by management. Where costs incurred on behalf of the affiliate or us cannot be determined by specific identification for direct billing, the costs are allocated to the affiliated entities or us based on estimates of percentage of departmental usage, wages or headcount. As such, our financial statements include costs that have been incurred by us and then directly billed or allocated to affiliates, as well as costs that have been incurred by our affiliates and then directly billed or allocated to us. The paragraphs below describe transaction arising from historical relationships that existed between us and other affiliates during the year ended December 31, 2018.

Transactions with AES

On August 1, 2013, we and AES entered into an agreement whereby we purchased natural gas from AES. Cost of revenues-affiliates, recorded in net asset optimization revenues in the combined statements of operations for the year ended December 31, 2018 were $0.1 million. Revenues-affiliates, recorded in net asset optimization revenues in the combined statements of operations, for the year ended December 31, 2018 were $2.4 million.

Cost allocations

The total net amount direct billed and allocated from affiliates for the year ended December 31, 2018 was $10.3 million. These amounts include the payments discussed in more detail below under the headings “Master Service Agreement,” “Office Lease” and “Other Cost Allocations” below.

Master Service Agreement

Of the $10.3 million total net amount directly billed and allocated from affiliates for the year ended December 31, 2018, the Company recorded general and administrative expense of $5.9 million for the year ended December 31, 2018 in the consolidated statement of operations in connection with fees paid under the Master Service Agreement with Retailco Services. Additionally, under the Master Service Agreement, we capitalized $0.5 million of property and equipment for the application, development and implementation of various systems during the year ended December 31, 2018.

Office Lease

We share our corporate headquarters with certain of our affiliates. NuDevco Midstream Development, LLC, a an indirect subsidiary of TxEx, is the lessee under the current lease agreement covering our corporate headquarters. NuDevco Midstream Development, LLC pays the entire lease payment on behalf of the affiliates of TxEx, and we reimburse NuDevco Midstream Development, LLC for our share of the leased space. During the year ended December 31, 2018, we paid our affiliate $1.7 million in lease payments.

Other Cost Allocations

We charged our affiliates certain fees for administrative services that we provided them. For the year ended December 31, 2018, we charged an aggregate of $0.7 million to AES, Fuelco Energy, LLC, NG&E, NuDevco Midstream Development, LLC, NuDevco Retail, Retailco, RetailCo Services, TexEx Energy Operating, LLC and Xcalibur Logistics, LLC for these services, each of which are controlled, directly or indirectly, by W. Keith Maxwell III.

In addition, during the year ended December 31, 2018, TxEx charged us $0.1 million for administrative services related to human resources and benefits services.

Policies and Procedures for Review of Related Party Transactions

Our Board of Directors has adopted a written related party transactions policy. Pursuant to this policy, our Audit Committee or a specially designated committee consisting of independent directors reviews all material facts of all Related Party Transactions and either approves or disapproves entry into the Related Party Transaction, subject to certain limited exceptions. A “Related Party Transaction” is a transaction, arrangement or relationship in which we or any of our subsidiaries was, is or will be a participant, the amount of which involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect material interest. A “Related Person” means:

●	any person who is, or at any time during the applicable period was, one of our executive officers or one of our directors;

●	any person who is known by us to be the beneficial owner of more than 5.0% of our Class A common stock;

●

any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of a director, executive officer or a beneficial owner of more than 5.0% of our Class A common stock, and any person (other than a tenant or employee) sharing the household of such director, executive officer or beneficial owner of more than 5.0% of our Class A common stock; and

●

any firm, corporation or other entity in which any of the foregoing persons is a partner or principal or in a similar position or in which such person has a 10.0% or greater beneficial ownership interest.

In determining whether to approve or disapprove entry into a Related Party Transaction, our Audit Committee or other specially designated committee takes into account, among other factors, the following: (i) whether the Related Party Transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and (ii) the extent of the Related Person’s interest in the transaction. Further, the policy requires that all Related Party Transactions required to be disclosed in our filings with the SEC be so disclosed in accordance with applicable laws, rules and regulations.

PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANT

The Audit Committee of the Board of Directors has appointed EY as the independent registered public accountant of the Company for 2019. The 2018 audit of our consolidated financial statements was completed on March 4, 2019.

The Board of Directors is submitting the appointment of EY for ratification at the Annual Meeting. The submission of this matter for approval by shareholders is not legally required, but the Board of Directors and the Audit Committee believe the submission provides an opportunity for shareholders through their vote to communicate with the Board of Directors and the Audit Committee about an important aspect of corporate governance. If the shareholders do not ratify the appointment of EY, the Audit Committee will reconsider the appointment of that firm as our auditors.

The Audit Committee has the sole authority and responsibility to retain, evaluate and replace our auditors. The shareholders’ ratification of the appointment of EY does not limit the authority of the Audit Committee to change auditors at any time, including during the 2019 fiscal year.

Change in Auditor

As previously disclosed, on August 10, 2018, the Audit Committee approved the engagement of EY as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2018, and terminated the engagement of KPMG LLP (“KPMG”), effective immediately, as the Company’s independent registered public accounting firm.

KPMG’s audit reports on the Company’s consolidated financial statements as of and for the fiscal years ended December 31, 2017 and 2016 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except as described in the following paragraph. KPMG’s report on the consolidated financial statements of the Company as of and for the years ended December 31, 2017 and 2016, contained a separate paragraph stating that “As discussed in Note 2 to the consolidated financial statements, the Company has changed its method of accounting for employee taxes paid for shares withheld for tax withholding purposes in the year ended December 31, 2017 due to the adoption of Accounting Standards Update No. 2016-09, “Improvements to Employee Share-Based Payment Accounting”.”

During the fiscal years ended December 31, 2017 and 2016, and the period from January 1, 2018 through August 10, 2018, there were (i) no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to KPMG’s satisfaction, would have caused KPMG to make reference to the subject matter of the disagreement in connection with its reports, and (ii) no “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K.

On August 16, 2018, the Company filed with the SEC a Current Report on Form 8-K disclosing the appointment of EY and the dismissal of KPMG. The Company provided KPMG with a copy of the disclosures in the Current Report on Form 8-K prior to filing it with the SEC, and requested that KPMG furnish the Company with a letter addressed to the SEC stating whether or not KPMG agrees with the statements in this Current Report on Form 8-K. A copy of KPMG’s letter dated August 16, 2018 is filed as Exhibit 16.1 to the Current Report on Form 8-K. The Company also provided a copy of the disclosure contained herein to both EY and KPMG prior to filing this Proxy Statement.

During the fiscal years ended December 31, 2017 and 2016, and the subsequent period from January 1, 2018 through August 10, 2018, neither the Company nor anyone acting on its behalf has consulted with EY regarding (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that EY concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue, or (ii) any matter that was the subject of a “disagreement” or a “reportable event,” each defined in Regulation S-K Item 304(a)(1), respectively.

Audit and Other Fees

The table below sets forth the aggregate fees billed by EY, our current independent registered public accountant, for the fiscal year ended December 31, 2018:

2018
Audit Fees (1)	$1,060,000
Audit-related Fees	—
Tax Fees	—
All Other Fees	—

Total	$1,060,000

(1)

Audit fees represent fees for professional services provided in connection with: (a) the annual audit of our consolidated financial statements for the year ended December 31, 2018; (b) the review of our quarterly consolidated financial statements; (c) assurance and related services that are reasonably related to the performance of the audit or review of our financial statements; and (d) review of our other filings with the SEC, including review and preparation of registration statements, comfort letters, consents and research necessary to comply with generally accepted auditing standards for the year ended December 31, 2018.

The table below sets forth the aggregate fees billed by KPMG, our former independent registered public accountant, for the fiscal year ended December 31, 2017 (including for the re-issuance opinions on the years ended December 31, 2017 and 2016):

2017
Audit Fees (1)	$1,554,992
Audit-related Fees	—
Tax Fees	—
All Other Fees	—

Total	$1,554,992

(1)

Audit fees represent fees for professional services provided in connection with: (a) the annual audit of our consolidated financial statements for the year ended December 31, 2017; (b) the review of our quarterly consolidated financial statements for the year ended December 31, 2017; (c) assurance and related services that are reasonably related to the performance of the audit or review of our financial statements; and (d) review of our other filings with the SEC, including review and preparation of registration statements, comfort letters, consents and research necessary to comply with generally accepted auditing standards for the year ended December 31, 2017.

The charter of the Audit Committee and its pre-approval policy require that the Audit Committee review and pre-approve the plan and scope of audit, audit-related, tax and other services. For the year ended December 31, 2018, the Audit Committee pre-approved 100% of the services described above.

We expect that representatives of EY will be present at the Annual Meeting to respond to appropriate questions and to make a statement if they desire to do so.

The Board of Directors unanimously recommends that shareholders vote FOR the ratification of the appointment of Ernst & Young LLP as the independent registered public accountant of the Company for 2019.

PROPOSAL THREE

APPROVAL OF THE SECOND AMENDED AND RESTATED

SPARK ENERGY, INC. LONG TERM INCENTIVE PLAN

Background and Purpose of the Proposal

We are seeking shareholder approval of the amendment and restatement of the Incentive Plan. The amendment and restatement of the Incentive Plan was adopted by the Board on March 1, 2019 at the recommendation of the Compensation Committee, subject to shareholder approval. Shareholder approval of the amendment and restatement of the Incentive Plan is required to increase the number of shares of Class A common stock reserved under the Incentive Plan by 1,500,000 shares of Class A common stock, from 2,750,000 shares of Class A common stock to 4,250,000 shares of Class A common stock and to comply with NASDAQ requirements relating to shareholder approval of material amendments to compensation plans.

Our Board originally adopted the Incentive Plan on July 21, 2014. The Incentive Plan was amended and restated on September 1, 2016 to expand the sources of Class A common stock that may be granted under the Incentive Plan. At the Annual Meeting, shareholders will be asked to approve the amendment and restatement of the Incentive Plan (as amended and restated, the “Second Amended and Restated Incentive Plan”).

Material Changes to the Second Amended and Restated Incentive Plan

The following summary highlights the proposed material changes to the Second Amended and Restated Incentive Plan as compared to the Incentive Plan as currently in effect. The Second Amended and Restated Incentive Plan also includes other administrative, clarifying, and conforming changes.

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The number of shares of Class A common stock that we may issue as awards has been increased by 1,500,000 shares of Class A common stock, from 2,750,000 shares of Class A common stock to 4,250,000 shares of Class A common stock.

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The Second Amended and Restated Incentive Plan provides that in each calendar year during any part of which the Second Amended and Restated Incentive Plan is in effect, a non-employee member of the Board may not be granted awards having a value on the date of grant in excess of $1,000,000, in each case multiplied by the number of full or partial calendar years in any performance period established with respect to an award, if applicable; provided, that, for the calendar year in which a non-employee member of the Board first commences service on the Board only, the foregoing limitations shall be doubled; provided, further that, the limits shall be without regard to grants of awards, if any, made to a non-employee member of the Board during any period in which such individual was an employee of the Company or of any of its affiliates or was otherwise providing services to the Company or to any of its affiliates other than in the capacity as a director of the Company.

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Provisions of the Incentive Plan that are relevant solely for purposes of awards that are intended to constitute “performance-based compensation” under Section 162(m) of the Code as in effect prior to the enactment of the Tax Cuts and Jobs Act have been updated to reflect the repeal of the performance-based compensation exception. We have also made clear that performance goals may be for any type of awards.

Summary of the Second Amended and Restated Incentive Plan

A summary of the principal features of the Second Amended and Restated Incentive Plan is provided below but does not purport to be a complete description of all of the provisions of the Second Amended and Restated Incentive Plan. The summary below should be read in conjunction with, and is qualified in its entirety by reference to, the full text of the Second Amended and Restated Incentive Plan, which is attached to this Proxy Statement as Appendix A and incorporated by reference into this Proposal Three.

Purposes

The purpose of the Second Amended and Restated Incentive Plan is to provide a means through which the Company and its subsidiaries and parents may attract and retain individuals to serve as directors, employees and consultants of the Company, its subsidiaries and parents, and to provide a means for such individuals to acquire and maintain ownership of awards for past and future performance, the value of which is tied to the performance of the our Class A common stock. The Second Amended and Restated Incentive Plan provides for grants of cash payments, stock options, stock appreciation rights, restricted stock or units, bonus stock, dividend equivalents, and other stock-based awards (collectively referred to as “Awards”).

Administration and Eligibility

The Second Amended and Restated Incentive Plan is administered by the Compensation Committee of our Board pursuant to its terms and all applicable state, federal or other rules or laws, except in the event that our Board chooses to take action under the Second Amended and Restated Incentive Plan. The Compensation Committee will act as the “committee” for purposes of the Second Amended and Restated Incentive Plan. The Compensation Committee has the power and discretion to:

●	adopt, amend, and rescind administrative and interpretive rules and regulations relating to the Second Amended and Restated Incentive Plan;
●	determine the eligible persons to whom, and the time or times at which, Awards shall be granted;
●	determine the amount of cash and/or the number of shares of Class A common stock, or any combination thereof, that shall be the subject of each Award;
●	determine the terms and provisions of each Award agreement (which need not be identical);
●	accelerate the time of vesting or exercisability of any Award that has been granted;
●	construe the respective Award agreements and the Second Amended and Restated Incentive Plan;
●	make determinations of the fair market value of the Class A common stock pursuant to the Second Amended and Restated Incentive Plan;
●	delegate its duties under the Second Amended and Restated Incentive Plan;
●	subject to certain terms and conditions, terminate, modify or amend the Second Amended and Restated Incentive Plan;
●	subject to certain limitations, amend any Award agreement; and
●

make all other determinations, perform all other acts, and exercise all other powers and authority necessary or advisable for administering the Second Amended and Restated Incentive Plan, including the delegation of those ministerial acts and responsibilities as the Compensation Committee deems appropriate.

The persons eligible to receive Awards under the Second Amended and Restated Incentive Plan are generally all officers and employees of the Company or any of its subsidiaries or parents, and other persons who provide services to the Company or any of its subsidiaries or parents, including the Company’s directors. As of December 31, 2018, three non-employee directors and approximately 176 employees and other individuals who provide consulting, advisory or other similar services would be eligible to participate in the Second Amended and Restated Incentive Plan if it were in effect.

Securities to be Offered and Source of Shares

The maximum aggregate number of shares of Class A common stock that may be issued pursuant to any and all awards under the Second Amended and Restated Incentive Plan shall not exceed 4,250,000 shares of Class A common stock, subject to adjustment due to recapitalization or reorganization, or related to forfeitures or the expiration of awards, as provided under the Second Amended and Restated Incentive Plan. The 4,250,000 shares include: (i) 1,121,564 shares of Class A common stock that have been issued upon the vesting of grants of restricted stock units as of the date of this Proxy Statement (net of any shares withheld for tax withholding), (ii) an additional 371,464 shares of Class A common stock that are expected to be issued upon the vesting of grants of restricted stock units between the date of this Proxy Statement and the date of the Annual Meeting (which number of shares of Class

A common stock does not take into account shares that may be withheld to satisfy tax withholding obligations), and (iii) 1,015,278 shares of Class A common stock that will remain subject to unvested restricted stock unit grants at the time of the Annual Meeting (which number of shares of Class A common stock does not take into account shares that may be withheld to satisfy tax withholding obligations).

Class A common stock issued under the Second Amended and Restated Incentive Plan may come from authorized but unissued shares of our Class A common stock, from treasury stock held by us or from previously issued shares of Class A common stock reacquired by us, including shares purchased on the open market, and shares of Class A common stock held by any parent or subsidiary. If Class A common stock subject to any award is not issued or transferred, or ceases to be issuable or transferable for any reason, including (but not exclusively) because shares are withheld or surrendered in payment of taxes or any exercise or purchase price relating to an Award or because an Award is forfeited, terminated, expires unexercised, is settled in cash in lieu of Class A common stock or is otherwise terminated without a delivery of shares, those shares of Class A common stock will again be available for issue, transfer or exercise pursuant to awards under the Second Amended and Restated Incentive Plan to the extent allowable by law.

Types of Awards

Options. We may grant options to eligible persons including: (i) incentive options (only to our employees or those of our subsidiaries) which comply with section 422 of the Code; and (ii) nonstatutory options. The exercise price of each option granted under the Second Amended and Restated Incentive Plan will be stated in the option agreement and may vary; however, the exercise price for an option must not be less than the fair market value per share of Class A common stock as of the date of grant (or 110% of the fair market value for certain incentive options), nor may the option be re-priced without the prior approval of our shareholders. Options may be exercised as the Compensation Committee determines, but not later than ten years from the date of grant. The Compensation Committee will determine the methods and form of payment for the exercise price of an option (including, in the discretion of the Compensation Committee, payment in Class A common stock, other awards or other property) and the methods and forms in which Class A common stock will be delivered to a participant.

Stock Appreciation Rights (“SARs”). A SAR is the right to receive a share of Class A common stock, or an amount equal to the excess of the fair market value of one share of the Class A common stock on the date of exercise over the grant price of the SAR, as determined by the Compensation Committee. The exercise price of a share of Class A common stock subject to the SAR shall be determined by the Compensation Committee, but in no event shall that exercise price be less than the fair market value of the Class A common stock on the date of grant. The Compensation Committee will have the discretion to determine other terms and conditions of a SAR award.

SARs may be awarded in connection with an option (or as SARs that stand alone, as discussed below). SARs awarded in connection with an option will entitle the holder, upon exercise, to surrender the related option or portion thereof relating to the number of shares for which the SAR is exercised. The surrendered option or portion thereof will then cease to be exercisable. Such SAR is exercisable or transferable only to the extent that the related option is exercisable or transferable.

Restricted stock awards. A restricted stock award is a grant of shares of Class A common stock subject to a risk of forfeiture, performance conditions, restrictions on transferability and any other restrictions imposed by the Compensation Committee in its discretion. Restrictions may lapse at such times and under such circumstances as determined by the Compensation Committee. Except as otherwise provided under the terms of the Second Amended and Restated Incentive Plan or an award agreement, the holder of a restricted stock award will have rights as a Class A common shareholder, including the right to vote the Class A common stock subject to the restricted stock award or to receive dividends on the Class A common stock subject to the restricted stock award during the restriction period. The Compensation Committee shall provide, in the restricted stock award agreement, whether the restricted stock will be forfeited and reacquired by us upon certain terminations of employment. Unless otherwise determined by the committee, Class A common stock distributed in connection with a stock split or stock dividend, and other property distributed as a dividend, will be subject to restrictions and a risk of forfeiture to the same extent as the restricted stock award with respect to which such Class A common stock or other property has been distributed.

Restricted stock units. RSUs are rights to receive Class A common stock, cash, or a combination of both at the end of a specified period. The Compensation Committee may subject RSUs to restrictions (which may include a risk of forfeiture) to be specified in the RSU award agreement, and those restrictions may lapse at such times determined by the Compensation Committee. Restricted stock units may be settled by delivery of Class A common stock, cash equal to the fair market value of the specified number of shares of Class A common stock covered by the RSUs, or any combination thereof determined by the Compensation Committee at the date of grant or thereafter. Dividend equivalents on the specified number of shares of Class A common stock covered by RSUs may be paid on a current, deferred or contingent basis, as determined by the Compensation Committee on or following the date of grant.

Bonus stock awards. The Compensation Committee is authorized to grant Class A common stock as a bonus stock awards. The Compensation Committee will determine any terms and conditions applicable to grants of Class A common stock, including performance criteria, if any, associated with a bonus stock award.

Dividend Equivalents. The Compensation Committee is authorized to grant dividend equivalent rights to participants, entitling the participant to receive cash, Class A common stock, or other Awards or property equal in value to dividends paid with respect to a specified number of shares of Class A common stock. Dividend equivalents may be aware on a free-standing basis or in connection with another award.

Other Awards. The Compensation Committee is authorized, subject to limitations under applicable law, to grant to participants such other awards that may be denominated or payable in, value in whole or in part by reference to, or otherwise based on, or related to the Class A common stock, as deemed by the Compensation Committee to be consistent with the purposes of the Second Amended and Restated Incentive Plan.

Performance Awards. The Compensation Committee is entitled to designate any award as a performance award. Performance awards represent awards with respect to which a participant’s right to receive the Award or right thereunder is contingent upon the attainment of one or more performance measures during a specified period. The committee will determine the applicable performance period, the performance goals and such other conditions that apply to each performance award. The Compensation Committee may use any business criteria and other measures of performance it deems appropriate in establishing the performance goals applicable to a performance award, and has discretion to reduce or increase the amounts payable under any performance award.

Other Terms

Per Person Award Limitations. The Second Amended and Restated Incentive Plan provides that in each calendar year during any part of which the Second Amended and Restated Incentive Plan is in effect, a non-employee member of the Board may not be granted awards having a value on the date of grant in excess of $1,000,000, in each case multiplied by the number of full or partial calendar years in any performance period established with respect to an award, if applicable; provided, that, for the calendar year in which a non-employee member of the Board first commences service on the Board only, the foregoing limitations shall be doubled; provided, further that, the limits shall be without regard to grants of awards, if any, made to a non-employee member of the Board during any period in which such individual was an employee of the Company or of any of its affiliates or was otherwise providing services to the Company or to any of its affiliates other than in the capacity as a director of the Company.

Tax withholding. At our discretion, subject to conditions that the Compensation Committee may impose, a participant’s minimum statutory tax withholding with respect to an award may be satisfied by withholding from any payment related to an award or by the withholding of shares of Class A common stock issuable pursuant to the Award based on the fair market value of the shares.

Merger, recapitalization or change in control. If any change is made to our capitalization, such as a stock split, stock combination, stock dividend, exchange of shares or other recapitalization, merger or otherwise, which results in an increase or decrease in the number of outstanding shares of Class A common stock, appropriate adjustments will be made by the Compensation Committee in the shares subject to an Award under the Second Amended and Restated Incentive Plan. The Compensation Committee will also have the discretion to make certain adjustments to Awards in the event of a change in control, such as accelerating the exercisability of options or SARs, requiring the surrender of an Award, with or without consideration, or making any other adjustment or modification to the Award we feel is appropriate in light of the specific transaction.

Termination of Employment. The treatment of an Award upon a termination of employment or any other service relationship shall be specified in the agreement controlling such Award.

Amendment. The Board may amend, alter, suspend, discontinue or terminate the Second Amended and Restated Incentive Plan at any time, subject to the approval of our shareholders if required by any state or federal law or regulation or the rules of any stock exchange; provided, that without the consent of an affected participant, no such action by the Board may materially and adversely affect the rights of such participant under any previously granted and outstanding Award. The Compensation Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue or terminate any Award previously granted, except as otherwise provided in the Second Amended and Restated Incentive Plan; provided, that without the consent of an affected participant, no such Compensation Committee action may materially and adversely affect the rights of a participant under such Award.

Term and Termination of the Plan. The Second Amended and Restated Incentive Plan will only become effective upon approval by our shareholders. No further Awards may be granted under the Second Amended and Restated Incentive Plan after May 22, 2029. The Board in its discretion may terminate the Second Amended and Restated Incentive Plan at any time with respect to any shares of Class A common stock that are not subject to previous Awards. The Second Amended and Restated Incentive Plan will remain in effect until all Awards granted under the Second Amended and Restated Incentive Plan have been satisfied or have expired.

Transferability of Awards. In accordance with rules and procedures established by the Compensation Committee from time to time, a participant may transfer, for estate planning purposes, all or part of such Award to one or more immediate family members or related family trusts or partnerships or similar entities, as determined by the Compensation Committee. Awards may also be transferred by the laws of descent and distribution, or pursuant to a qualified domestic relations order issued by a court of competent jurisdiction. Any attempt to transfer an Award in violation of the terms of the Second Amended and Restated Incentive Plan or without proper notification to the Compensation Committee shall be deemed null and void, and at the discretion of the Compensation Committee, may result in a forfeiture of that Award.

Clawback Policy. The Second Amended and Restated Incentive Plan will be subject to any written clawback policy we adopt in the future, which policy may subject a participant’s Awards, or amounts paid or realizable under such Awards, under the Second Amended and Restated Incentive Plan to reduction, cancellation, forfeiture or recoupment if certain events or wrongful conduct specified in the policy occur.

Federal Income Tax Consequences

The following discussion is for general information only and is intended to summarize briefly the U.S. federal tax consequences of certain transactions contemplated under the Second Amended and Restated Incentive Plan. This description is based on current laws in effect on the date of this Proxy Statement, which are subject to change (possibly retroactively). The tax treatment of participants in the Second Amended and Restated Incentive Plan may vary depending on each participant’s particular situation and may, therefore, be subject to special rules not discussed below. No attempt has been made to discuss any potential foreign, state or local tax consequences. Participants are advised to consult with a tax advisor concerning the specific tax consequences of participating in the Second Amended and Restated Incentive Plan.

Tax Consequences to Participants under the Second Amended and Restated Incentive Plan

Stock Options and Stock Appreciation Rights. Participants will not realize taxable income upon the grant of a stock option or an SAR. Upon the exercise of a nonstatutory option or an SAR, a participant will recognize ordinary compensation income (subject to our withholding obligations if an employee) in an amount equal to the excess of (i) the amount of cash and the fair market value of the Class A common stock received, over (ii) the exercise price of the Award. A participant will generally have a tax basis in any shares of Class A common stock received pursuant to the exercise of a nonstatutory option or SAR that equals the fair market value of such shares on the date of exercise. Subject to the discussion under “Tax Consequences to our Company” below, we will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a participant under the foregoing rules. When a participant sells the Class A common stock acquired as a result of the exercise of a nonstatutory option or SAR, any appreciation (or depreciation) in the value of the Class A common stock after the exercise date is treated as long or short-term capital gain (or loss) for federal income tax purposes, depending on the holding period. The Class A common stock must be held for more than 12 months to qualify for long-term capital gain treatment.

Participants eligible to receive a stock option intended to qualify as an incentive stock option under Section 422 of the Internal Revenue Code will not recognize taxable income on the grant of an incentive stock option. Upon the exercise of an incentive stock option, a participant will not recognize taxable income, although the excess of the fair market value of the shares of Class A common stock received upon exercise of the incentive stock option (“ISO Stock”) over the exercise price will increase the alternative minimum taxable income of the participant, which may cause such participant to incur alternative minimum tax. The payment of any alternative minimum tax attributable to the exercise of an incentive stock option would be allowed as a credit against the participant’s regular tax liability in a later year to the extent the participant’s regular tax liability is in excess of the alternative minimum tax for that year.

Upon the disposition of ISO Stock that has been held for the required holding period (generally, at least two years from the date of grant and one year from the date of exercise of the incentive stock option), a participant will generally recognize capital gain (or loss) equal to the excess (or shortfall) of the amount received in the disposition over the exercise price paid by the participant for the ISO Stock. However, if a participant disposes of ISO Stock that has not been held for the requisite holding period (a “Disqualifying Disposition”), the participant will recognize ordinary compensation income in the year of the Disqualifying Disposition in an amount equal to the amount by which the fair market value of the ISO Stock at the time of exercise of the incentive stock option (or, if less, the amount realized in the case of an arm’s length disposition to an unrelated party) exceeds the exercise price paid by the participant for such ISO Stock. A participant would also recognize capital gain to the extent the amount realized in the Disqualifying Disposition exceeds the fair market value of the ISO Stock on the exercise date. If the exercise price paid for the ISO Stock exceeds the amount realized (in the case of an arm’s-length disposition to an unrelated party), such excess would ordinarily constitute a capital loss.

We will generally not be entitled to any federal income tax deduction upon the grant or exercise of an incentive stock option, unless a participant makes a Disqualifying Disposition of the ISO Stock. If a participant makes a Disqualifying Disposition, we will then, subject to the discussion below under “Tax Consequences to the Company,” be entitled to a tax deduction that corresponds as to timing and amount with the compensation income recognized by a participant under the rules described in the preceding paragraph.

If a participant transfers previously held shares of Class A common stock (other than ISO Stock that has not been held for the requisite holding period) in satisfaction of part or all of the exercise price of a stock option, whether a nonstatutory option or an incentive stock option, no additional gain will be recognized on the transfer of such previously held shares in satisfaction of the nonstatutory option or incentive stock option exercise price (although a participant would still recognize ordinary compensation income upon exercise of an nonstatutory option in the manner described above). Moreover, that number of shares of Class A common stock received upon exercise which equals the number of shares of previously held Class A common stock surrendered in satisfaction of the nonstatutory option or incentive stock option exercise price will have a tax basis that equals, and a capital gains holding period that includes, the tax basis and capital gains holding period of the previously held shares of Class A common stock surrendered in satisfaction of the nonstatutory option or incentive stock option exercise price. Any additional shares of Class A common stock received upon exercise will have a tax basis that equals the amount of cash (if any) paid by the participant, plus the amount of compensation income recognized by the participant under the rules described above.

For income and gift tax purposes, certain transfers of nonstatutory options should generally be treated as completed gifts, subject to gift taxation.

Restricted Stock; Restricted Stock Units; Bonus Stock; Performance Shares; Cash Awards. A participant will recognize ordinary compensation income upon receipt of cash pursuant to a cash award or, if earlier, at the time the cash is otherwise made available for the participant to draw upon. Individuals will not have taxable income at the time of grant of a restricted stock unit, but rather, will generally recognize ordinary compensation income at the time he or she receives cash or a share of our Class A common stock in settlement of the restricted stock unit award, as applicable, in an amount equal to the cash or the fair market value of the Class A common stock received. The dividend equivalents, if any, received with respect to a restricted stock unit award will be taxable as ordinary compensation income, not dividend income, when paid.

A recipient of restricted stock or bonus stock generally will be subject to tax at ordinary income tax rates on the fair market value of the Class A common stock when it is received, reduced by any amount paid by the recipient; however, if the Class A common stock is not transferable and is subject to a substantial risk of forfeiture when received, a participant will recognize ordinary compensation income in an amount equal to the fair market value of the Class A common stock (i) when the Class A common stock first becomes transferable and is no longer subject to a substantial risk of forfeiture, in cases where a participant does not make a valid election under Section 83(b) of the Internal Revenue Code, or (ii) when the Award is received, in cases where a participant makes a valid election under Section 83(b) of the Internal Revenue Code. If a Section 83(b) election is made and the shares are subsequently forfeited, the recipient will not be allowed to take a deduction for the value of the forfeited shares. If a Section 83(b) election has not been made, any dividends received with respect to restricted stock that is subject at that time to a risk of forfeiture or restrictions on transfer generally will be treated as compensation that is taxable as ordinary income to the recipient; otherwise the dividends will be treated as dividends.

A participant who is an employee will be subject to withholding for federal, and generally for state and local, income taxes at the time he recognizes income under the rules described above. The tax basis in the Class A common stock received by a participant will equal the amount recognized by him as compensation income under the rules described in the preceding paragraph, and the participant’s capital gains holding period in those shares will commence on the later of the date the shares are received or the restrictions lapse. Subject to the discussion below under “Tax Consequences to our Company,” we will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a participant under the foregoing rules.

Tax Consequences to our Company

Reasonable Compensation. In order for the amounts described above to be deductible by us (or a subsidiary), such amounts must constitute reasonable compensation for services rendered or to be rendered and must be ordinary and necessary business expenses.

Golden Parachute Payments. Our ability (or the ability of one of our subsidiaries) to obtain a deduction for future payments under the Second Amended and Restated Incentive Plan could also be limited by the golden parachute rules of Section 280G of the Internal Revenue Code, which prevent the deductibility of certain excess parachute payments made in connection with a change in control of an employer-corporation.

Section 162(m) and the Company’s Deduction. Our ability (or the ability of one of our subsidiaries) to obtain a deduction for amounts paid under the Second Amended and Restated Incentive Plan could be limited by Section 162(m). Section 162(m) limits our ability to deduct compensation, for federal income tax purposes, paid during any year to a Covered Employee in excess of $1,000,000. Prior to January 1, 2018, certain performance-based compensation was excluded from the $1,000,000 deduction limit for Covered Employees. With the passage and signing of the Tax Cuts and Jobs Act (the “Act”), beginning January 1, 2018 (with an exception for certain grandfathered arrangements), the Company will be denied a deduction for any compensation exceeding $1,000,000 for the Company’s Chief Executive Officer, Chief Financial Officer, the Company’s other named executive officers, and anyone who was a covered person after December 31, 2016, regardless of whether the compensation is performance-based compensation.

New Plan Benefits

The future awards, if any, that will be made to eligible individuals under the Second Amended and Restated Incentive Plan are subject to the discretion of the Compensation Committee and thus we cannot currently determine the benefits or amounts that may be granted or paid to participants in the future or that would have been granted or paid for the Company’s last completed fiscal year under the Second Amended and Restated Incentive Plan, if it were in effect. Therefore, the New Plan Benefits Table is not provided.

Equity Plan Compensation Information

The following table shows information about the Incentive Plan as of December 31, 2018, the only plan under which our equity securities are authorized for issuance. The Incentive Plan was approved by our shareholder prior to our initial public offering but as of December 31, 2018 had not been approved by our public shareholders.

Plan category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights (1)	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)(2)

Equity compensation plans approved by security holders	1,087,788	603,513

Equity compensation plans not approved by security holders	—	—

Total	1,087,788	603,513

(1)

This column reflects the maximum number of shares of Class A common stock that may be issued under outstanding and unvested restricted stock units (“RSUs”) at December 31, 2018. No stock options or warrants have been granted under the Incentive Plan.

(2)	This column reflects the total number of shares of Class A common stock remaining available for issuance under the Incentive Plan.

Interest of Certain Persons in this Proposal

Our executive officers, one of which is also a director, our non-employee directors and our director nominees have an interest in the proposal to adopt the Second Amended and Restated Incentive Plan because each is an eligible participant in Awards under the Second Amended and Restated Incentive Plan.

Consequences of Failing to Approve the Proposal

Failure of our shareholder to approve this Proposal will not affect the rights of existing award holders under the Incentive Plan; however, we may be required to reevaluate our compensation structure.

Vote Required

Approval of the Second Amended and Restated Incentive Plan requires the affirmative vote of the holders of a majority in voting power of the shares of the Common Stock, voting together as a single class, present and entitled to be voted at the Annual Meeting. Votes cast FOR or AGAINST and ABSTENTIONS with respect to this Proposal will be counted as shares entitled to vote on the Proposal. For these purposes, broker non-votes are not treated as entitled to vote. A vote to ABSTAIN will have the effect of a vote AGAINST the Proposal.

Recommendation

The Board of Directors unanimously recommends shareholders vote FOR the approval of the Second Amended and Restated Incentive Plan.

SHAREHOLDER PROPOSALS; IDENTIFICATION OF DIRECTOR CANDIDATES

Proxy Statement Proposals

Any of our shareholders who desire to submit a proposal for action at the 2020 Annual Meeting of Shareholders and wishes to have such proposal (a “Rule 14a-8 Proposal”) included in our proxy materials, must submit such Rule 14a-8 Proposal to us at our principal executive offices no later than December 12, 2019 unless we notify the shareholders otherwise. Only those Rule 14a-8 Proposals that are timely received by us, proper for shareholder action (and otherwise proper), and satisfy the SEC requirements for inclusion will be included in our proxy materials.

Other Proposals

Any of our shareholders who desire to submit a proposal for action at the 2020 Annual Meeting of Shareholders, but does not wish to have such proposal (a “Non-Rule 14a-8 Proposal”) included in our proxy materials, must submit such Non-Rule 14a-8 Proposal to the Corporate Secretary of the Company at our principal executive offices so that it is received between January 23, 2020 and February 22, 2020, unless we notify the shareholders otherwise. The advance notice provisions contained in our bylaws are in addition to, and separate from, the requirements that a shareholder must meet in order to have a Rule 14a-8 Proposal included in our Proxy Statement under the rules of the SEC. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with our bylaws and the applicable rules of the SEC.

If a Non-Rule 14a-8 Proposal is properly presented at the meeting, we will elect to exercise our discretionary voting authority with respect to such Non-Rule 14a-8 Proposal. “Discretionary voting authority” is the ability to vote proxies that shareholders have executed and submitted to us, on matters not specifically reflected in our proxy materials, and on which shareholders have not had an opportunity to vote by proxy. A proxy granted by a shareholder will give discretionary authority to the proxies to vote on any matters introduced pursuant to the above advance notice bylaw provisions, subject to applicable SEC rules. The Board of Directors knows of no matters, other than the proposals included in this Proxy Statement, to be presented for consideration at the Annual Meeting.

Identification of Director Candidates

It is the responsibility of the Board of Directors to identify, evaluate and recommend nominees for election at the annual meeting of shareholders, as well as to fill vacancies or additions on the Board of Directors that may occur between annual meetings. Our full Board participates in the director nomination process.

The Board of Directors endeavors to recommend only director candidates who possess the highest personal values and integrity; who have experience and have exhibited achievements in one or more of the key professional, business, financial, legal and other challenges that face an independent energy retail services company; who exhibit sound judgment, intelligence, personal character, and the ability to make independent analytical inquiries; who demonstrate a willingness to devote adequate time to Board of Director duties; and who are likely to be able to serve on the Board of Directors for a sustained period.

Although we do not have a formal policy regarding diversity, the Board of Directors considers the diversity of, and the optimal enhancement of the current mix of talent and experience on the Board, when selecting nominees. In that regard, the Board of Directors endeavors to achieve an overall balance of diversity of experiences, skills, attributes and viewpoints among our directors. The Board of Directors believes it has achieved that balance through the representation on the Board of Directors of members having experience in the energy retail services industry, accounting and investment analysis, among other areas. The Board of Directors does not discriminate based upon race, religion, sex, national origin, age, disability, citizenship or any other legally protected status.

In identifying potential director candidates, the Board of Directors relies on any source available for the identification and recommendation of candidates, including current directors and officers. In addition, the Board of Directors may from time to time engage a third party search firm to identify or evaluate, or assist in identifying or evaluating potential candidates, for which the third party search firm will be paid a fee.

The Board of Directors will also consider any nominee recommended by shareholders for election at the annual meeting of shareholders to be held in 2020 if that nomination is submitted in writing, between January 23, 2020 and February 22, 2020, to Spark Energy, Inc., 12140 Wickchester Ln., Suite 100, Houston, Texas 77079, Attention: Corporate Secretary. We will evaluate director nominees proposed by shareholders on the same basis as recommendations received from any other source. With respect to each such nominee, the following information must be provided to us with the written nomination:

●	the nominee’s name, address and other personal information;

●	the number of shares of each class and series of stock of the Company held by such nominee;

●	the nominating shareholder’s name and address; and

●	all other information required to be disclosed pursuant to our bylaws.

Each submission must also include a written consent signed by the nominee evidencing a willingness to serve as a director, if elected. We suggest that any such proposal be sent by certified mail, return receipt requested.

SOLICITATION OF PROXIES

Solicitation of Proxies may be made via the Internet, by mail, personal interview or telephone by our officers, directors and regular employees. We may also request banking institutions, brokerage firms, custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of the Common Stock that those companies or persons hold of record, and we will reimburse the forwarding expenses. In addition, we have retained Broadridge Financial Solutions to provide various services relating to the solicitation of proxies, including webhosting, printing, mailing and tabulating votes, for a fee of approximately $18,000. We will bear all costs of solicitation.

SHAREHOLDER LIST

In accordance with the Delaware General Corporation Law, we will maintain at our corporate offices in Houston, Texas, a list of the shareholders entitled to vote at the Annual Meeting. The list will be open to the examination of any shareholder, for purposes germane to the Annual Meeting, during ordinary business hours for ten days before the Annual Meeting.

SHAREHOLDERS SHARING AN ADDRESS

We will deliver only one set of proxy materials to multiple shareholders sharing an address unless we have received contrary instructions from one or more of the shareholders. We undertake to deliver promptly, upon written or oral request, an additional copy of the proxy materials to a shareholder at a shared address to which a single copy has been delivered. A shareholder can notify us that the shareholder wishes to receive a separate copy of the proxy materials by contacting us at the following address or phone number: 12140 Wickchester Ln., Suite 100, Houston, Texas 77079, Attention: Corporate Secretary or (713) 600-2600. Conversely, if multiple shareholders sharing an address receive multiple proxy materials and wish to receive only one, such shareholders can notify us at the address or phone number set forth above.

PROXY MATERIALS ANNUAL REPORT AND OTHER INFORMATION

Our Annual Report to Shareholders for the year ended December 31, 2018, is being made available to shareholders concurrently with this Proxy Statement and does not form part of the proxy solicitation material.

APPENDIX A

Second Amended and Restated

Spark Energy, Inc. Long Term Incentive Plan

SPARK ENERGY, INC.

SECOND AMENDED AND RESTATED

LONG TERM INCENTIVE PLAN

(Amended and Restated Effective as of May 22, 2019)

1.    Purpose.

(a)    The purpose of the Spark Energy, Inc. Second Amended and Restated Long Term Incentive Plan (the “Plan”) is to provide a means through which Spark Energy, Inc., a Delaware corporation (the “Company”), and its Subsidiaries and Parents may attract and retain able persons as employees, directors and consultants of the Company, and its Subsidiaries and Parents, and to provide a means whereby those persons upon whom the responsibilities of the successful administration and management of the Company, and its Subsidiaries and Parents, rest, and whose present and potential contributions to the welfare of the Company, and its Subsidiaries and Parents, are of importance, can acquire and maintain stock ownership, or awards the value of which is tied to the performance of the Company, thereby strengthening their concern for the welfare of the Company, and its Subsidiaries and Parents, and their desire to remain employed. A further purpose of this Plan is to provide such employees, directors and consultants with additional incentive and reward opportunities designed to enhance the profitable growth of the Company. Accordingly, this Plan primarily provides for the granting of Incentive Stock Options, options which do not constitute Incentive Stock Options, Restricted Stock Awards, Restricted Stock Units, Stock Appreciation Rights, Dividend Equivalents, Bonus Stock, Other Stock-Based Awards, Performance Awards, or any combination of the foregoing, as is best suited to the circumstances of the particular individual as provided herein.

(b)     The Plan as set forth herein constitutes an amendment and restatement of the Plan as in effect immediately prior to the Effective Date (the “Prior Plan”). The Prior Plan constituted an amendment and restatement of the Plan originally approved on July 21, 2014, to be effective on July 28, 2014 (the “2014 Plan”). Except as provided in the following sentence, the Plan shall supersede and replace in its entirety the Prior Plan. Notwithstanding any provisions herein to the contrary, each award granted under the 2014 Plan or the Prior Plan prior to the Effective Date shall be subject to the terms and provisions applicable to such award under the 2014 Plan or the Prior Plan, as applicable, as in effect as of the date such award was granted.

2.    Definitions. For purposes of this Plan, the following terms shall be defined as set forth below, in addition to such terms defined in Section 1 hereof:

(a)     “Award” means any Option, SAR, Restricted Stock, Restricted Stock Unit, Bonus Stock, Dividend Equivalent, Other Stock-Based Award, or Performance Award, together with any other right or interest granted to a Participant under this Plan.

(b)    “Beneficiary” means one or more persons, trusts or other entities which have been designated by a Participant, in his or her most recent written beneficiary designation filed with the Committee, to receive the benefits specified under this Plan upon such Participant’s death or to which Awards or other rights are transferred if and to the extent permitted under Section 9(a) hereof. If, upon a Participant’s death, there is no designated Beneficiary or surviving designated Beneficiary, then the term Beneficiary means the persons, trusts or other entities entitled by will or the laws of descent and distribution to receive such benefits.

(c)    “Board” means the Company’s Board of Directors.

(d)    “Bonus Stock” means Stock granted as a bonus pursuant to Section 6(f).

(e)    “Business Day” means any day other than a Saturday, a Sunday, or a day on which banking institutions in the state of Texas are authorized or obligated by law or executive order to close.

(f)    “Change in Control” means, except as otherwise provided in an Award agreement, the occurrence of any of the following events:

(i)    The consummation of an agreement to acquire or a tender offer for beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) by any Person, of 50% or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change in Control: (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company or (D) any acquisition by any entity pursuant to a transaction that complies with clauses (A), (B) and (C) of paragraph (iii) below;

(ii)    Individuals who constitute the Incumbent Board cease for any reason to constitute at least a majority of the Board;

(iii)    Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or an acquisition of assets of another entity (a “Business Combination”), in each case, unless, following such Business Combination, (A) the Outstanding Company Voting Securities immediately prior to such Business Combination represent or are converted into or exchanged for securities that represent or are convertible into more than 50% of, respectively, the then outstanding shares of common stock or common equity interests and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors or other governing body, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that as a result of such transaction owns the Company, or all or substantially all of the Company’s assets either directly or through one or more subsidiaries), (B) no Person (excluding any employee benefit plan (or related trust) of the Company or the entity resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock or common equity interests of the entity resulting from such Business Combination or the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors or other governing body of such entity unless such ownership results solely from ownership of the Company that existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors or similar governing body of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(iv)    Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

Notwithstanding the foregoing, if a Change in Control constitutes a payment event with respect to any Award that provides for the deferral of compensation and is subject to the Nonqualified Deferred Compensation Rules, then the transaction or event described in subsection (i), (ii), (iii) or (iv) above with respect to such Award must also constitute a “change in control event,” as defined in Treasury Regulation Section 1.409A-3(i)(5), and as relates to the holder of such Award, to the extent required to comply with the Nonqualified Deferred Compensation Rules.

(g)    “Code” means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

(h)    “Committee” means a committee of two or more directors designated by the Board to administer this Plan; provided, however, that the Board may require that the Committee consist solely of two or more directors who are a Qualified Members.

(i)     “Dividend Equivalent” means a right, granted to an Eligible Person under Section 6(g), to receive cash, Stock, other Awards or other property equal in value to dividends paid with respect to a specified number of shares of Stock, or other periodic payments.

(j)    “Effective Date” means May 22, 2019.

(k)    “Eligible Person” means all officers and employees of the Company or of any of its Subsidiaries or Parents, and other persons who provide services to the Company or any of its Subsidiaries or Parents, including directors of the Company. An employee on leave of absence may be considered as still in the employ of the Company or any of its Subsidiaries or Parents for purposes of eligibility for participation in this Plan. With respect to the grant of an ISO, Eligible Person shall mean an employee of the Company or a parent or subsidiary corporation (within the meaning of sections 424(e) and (f) of the Code) of the Company.

(l)    “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

(m)    “Fair Market Value” means, as of any specified date, (i) if the Stock is listed on a national securities exchange, the closing sales price of the Stock, as reported on the stock exchange composite tape on that date (or if no sales occur on that date, on the last preceding date on which such sales of the Stock are so reported) or as determined in such other manner as the Committee deems appropriate (provided, that, to the extent necessary, such manner is consistent with the Nonqualified Deferred Compensation Rules); (ii) if the Stock is not traded on a national securities exchange but is traded over the counter at the time a determination of its fair market value is required to be made under the Plan, the average between the reported high and low bid and asked prices of Stock on the most recent date on which Stock was publicly traded or as determined in such other manner as the Committee deems appropriate (provided, that, to the extent necessary, such manner is consistent with the Nonqualified Deferred Compensation Rules); (iii) in the event Stock is not publicly traded at the time a determination of its value is required to be made under the Plan, the amount determined by the Committee in its discretion in such manner as it deems appropriate, taking into account all factors the Committee deems appropriate including, without limitation, the Nonqualified Deferred Compensation Rules; or (iv) on the date of a Qualifying Public Offering of Stock, the offering price under such Qualifying Public Offering.

(n)    “Incentive Stock Option” or “ISO” means any Option intended to be and designated as an incentive stock option within the meaning of section 422 of the Code or any successor provision thereto.

(o)    “Incumbent Board” means the portion of the Board constituted of the individuals who are members of the Board as of the Effective Date and any other individual who becomes a director of the Company after the Effective Date and whose election or appointment by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Incumbent Board.

(p)    “Nonqualified Deferred Compensation Rules” means the limitations or requirements of section 409A of the Code and the guidance and regulations promulgated thereunder.

(q)    “Option” means a right, granted to an Eligible Person under Section 6(b) hereof, to purchase Stock or other Awards at a specified price during specified time periods.

(r)    “Other Stock-Based Awards” means Awards granted to an Eligible Person under Section 6(h) hereof.

(s)    “Parent” means any corporation or other entity which owns, directly or indirectly, a majority of the voting power of the voting equity securities or equity interest of the Company.

(t)    “Participant” means a person who has been granted an Award under this Plan which remains outstanding, including a person who is no longer an Eligible Person.

(u)    “Performance Award” means a right, granted to an Eligible Person under Section 6(i) the grant, vesting, exercisability and/or settlement of which (and/or the timing or amount thereof) is subject to the achievement of one or more performance goals specified by the Committee.

(v)    “Person” means any person or entity of any nature whatsoever, specifically including an individual, a firm, a company, a corporation, a partnership, a limited liability company, a trust or other entity; a Person, together with that Person’s affiliates and associates (as those terms are defined in Rule 12b-2 under the Exchange Act, provided that “registrant” as used in Rule 12b-2 shall mean the Company), and any Persons acting as a partnership, limited partnership, joint venture, association, syndicate or other group (whether or not formally organized), or otherwise acting jointly or in concert or in a coordinated or consciously parallel manner (whether or not pursuant to any express agreement), for the purpose of acquiring, holding, voting or disposing of securities of the Company with such Person, shall be deemed a single “Person.”

(w)    “Qualifying Public Offering” means a firm commitment underwritten public offering of Stock for cash where the shares of Stock registered under the Securities Act are listed on a national securities exchange.

(x)    “Qualified Member” means a member of the Committee who is a “nonemployee director” within the meaning of Rule 16b-3(b)(3).

(y)    “Restricted Stock” means Stock granted to an Eligible Person under Section 6(d) hereof, that is subject to certain restrictions and to a risk of forfeiture.

(z)    “Restricted Stock Unit” means a right, granted to an Eligible Person under Section 6(e) hereof, to receive Stock, cash or a combination thereof at the end of a specified deferral or vesting period.

(aa)    “Rule 16b-3” means Rule 16b-3, promulgated by the Securities and Exchange Commission under section 16 of the Exchange Act, as from time to time in effect and applicable to this Plan and Participants.

(bb)    “Securities Act” means the Securities Act of 1933 and the rules and regulations promulgated thereunder, or any successor law, as it may be amended from time to time.

(cc)    “Stock” means the Company’s Class A Common Stock, par value $0.01 per share, and such other securities as may be substituted (or resubstituted) for Stock pursuant to Section 8.

(dd)    “Stock Appreciation Rights” or “SAR” means a right granted to an Eligible Person under Section 6(c) hereof.

(ee)    “Subsidiary” means with respect to the Company, any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by the Company.

3.    Administration.

(a)    Authority of the Committee. This Plan shall be administered by the Committee except to the extent the Board elects to administer this Plan, in which case references herein to the “Committee” shall be deemed to include references to the “Board.” Subject to the express provisions of the Plan and Rule 16b-3, the Committee shall have the authority, in its sole and absolute discretion, to (i) adopt, amend, and rescind administrative and interpretive rules and regulations relating to the Plan; (ii) determine the Eligible Persons to whom, and the time or times at which, Awards shall be granted; (iii) determine the amount of cash and/or the number of shares of Stock to be covered by each Award; (iv) determine the terms and provisions of each Award agreement (which need not be identical), including provisions defining or otherwise relating to (A) the term and the period or periods and extent of exercisability of the Options, (B) the extent to which the transferability of shares of Stock issued or transferred pursuant to any Award is restricted, (C) except as otherwise provided herein, the effect of termination of employment, or the service relationship with the Company, of a Participant on the Award, and (D) the effect of approved leaves of absence (consistent with any applicable regulations of the Internal Revenue Service); (v) accelerate the time of vesting or exercisability of any Award that has been granted; (vi) construe the respective Award agreements and the Plan; (vii) make determinations of the Fair Market Value of the Stock pursuant to the Plan; (viii) delegate its duties under the Plan (including, but not limited to, the authority to grant Awards) to such agents as it may appoint from time to time, provided that the Committee may not delegate its duties where such delegation would violate state corporate law, or with respect to making Awards to, or otherwise with respect to Awards granted to, Eligible Persons who are subject to section 16(b) of the Exchange Act to the extent such delegation would not allow for an exemption under Section 16(b) of the Exchange Act; (ix) subject to Section 10(f), terminate, modify or amend the Plan; (x) subject to the limitations set forth herein, amend any Award agreement; and (xi) make all other determinations, perform all other acts, and exercise all other powers and authority necessary or advisable for administering the Plan, including the delegation of those ministerial acts and responsibilities as the Committee deems appropriate. Subject to Rule 16b-3, the Committee may correct any defect, supply any omission, or reconcile any inconsistency in the Plan, in any Award, or in any Award agreement in the manner and to the extent it deems necessary or desirable to carry the Plan into effect, and the Committee shall be the sole and final judge of that necessity or desirability. The determinations of the Committee on the matters referred to in this Section 3(a) shall be final and conclusive.

(b)    Manner of Exercise of Committee Authority. At any time that a member of the Committee is not a Qualified Member, any action of the Committee relating to an Award granted or to be granted to an Eligible Person who is then subject to section 16 of the Exchange Act in respect of the Company may be taken either (i) by a subcommittee, designated by the Committee, composed solely of two or more Qualified Members, (ii) by the Board or (iii) by the Committee but with each such member who is not a Qualified Member abstaining or recusing himself or herself from such action; provided, however, that, upon such abstention or recusal, the Committee remains composed solely of two or more Qualified Members. Such action, authorized by such a subcommittee or by the Committee upon the abstention or recusal of such non-Qualified Member(s), shall be the action of the Committee for purposes of this Plan. Any action of the Committee shall be final, conclusive and binding on all Persons, including the Company, its Subsidiaries, Parents, stockholders, Participants, Beneficiaries, and transferees under Section 9(a) hereof or other persons claiming rights from or through a Participant. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to officers or managers of the Company or any of its Subsidiaries, Parents, or committees thereof, the authority, subject to such terms as the Committee shall determine, to perform such functions, including administrative functions, as the Committee may determine, to the extent that such delegation will not result in the loss of an exemption under Rule 16b-3(d)(1) for Awards granted to Participants subject to section 16 of the Exchange Act in respect of the Company. The Committee may appoint agents to assist it in administering the Plan.

(c)    Limitation of Liability. The Committee and each member thereof shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or employee of the Company or any of its Subsidiaries or Parents, the Company’s legal counsel, independent auditors, consultants or any other agents assisting in the administration of this Plan. Members of the Committee and any officer or employee of the Company or any of its Subsidiaries or Parents acting at the direction or on behalf of the Committee shall not be personally liable for any action or determination taken or made in good faith with respect to this Plan, and shall, to the fullest extent permitted by law, be indemnified and held harmless by the Company with respect to any such action or determination.

(d)    No Repricing of Options or Stock Appreciation Rights. Other than pursuant to Section 8, neither the Board nor the Committee may provide for the repricing or exchange of underwater Options or SARs for cash consideration, other Awards, or Options or SARs with an exercise price that is less than the original exercise price of such underwater Options or SARs, unless such repricing or exchange receives the approval of a majority of the holders of the Stock.

4.    Stock Subject to Plan.

(a)    Overall Number of Shares Available for Delivery. Subject to adjustment in a manner consistent with any adjustment made pursuant to Section 8, the total number of shares of Stock reserved and available for issuance in connection with Awards under this Plan shall not exceed 4,250,000 shares (which number includes the number of shares of Stock previously issued pursuant to an award (or made subject to an award that has not expired or been terminated) granted under the Prior Plan or the 2014 Plan), and such total will be available for the issuance of Incentive Stock Options.

(b)    Application of Limitation to Grants of Awards. Subject to Section 4(c), no Award may be granted if the number of shares of Stock to be delivered in connection with such Award exceeds the number of shares of Stock remaining available under this Plan minus the number of shares of Stock issuable in settlement of or relating to then-outstanding Awards. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments if the number of shares of Stock actually delivered differs from the number of shares previously counted in connection with an Award.

(c)    Availability of Shares Not Issued under Awards. Shares of Stock subject to an Award under this Plan that expire or are canceled, forfeited, exchanged, settled in cash or otherwise terminated, including (i) shares forfeited with respect to Restricted Stock, (ii) shares tendered or withheld in payment of any exercise or purchase price of an Award or taxes relating to an Award and (iii) shares that were subject to an Option or an SAR and were not issued or delivered upon the net settlement or net exercise of such Option or SAR, shall be available again for issuance in connection with Awards under the Plan, except that if any such shares could not again be available for Awards to a particular Participant under any applicable law or regulation, such shares shall be available exclusively for Awards to Participants who are not subject to such limitation.

(d)    Stock Offered. The shares to be delivered under the Plan shall be made available from (i) authorized but unissued shares of Stock, (ii) Stock held in the treasury of the Company, (iii) previously issued shares of Stock reacquired by the Company, including shares purchased on the open market, or (iv) Stock held by any Parent or Subsidiary.

5.    Eligibility; Per Person Award Limitations.

(a)    Awards may be granted under this Plan only to Persons who are Eligible Persons at the time of grant thereof.

(b)    In each calendar year during any part of which the Plan is in effect, a non-employee member of the Board may not be granted Awards having a value (determined, if applicable, pursuant to ASC Topic 718) on the date of grant in excess of $1,000,000, in each case multiplied by the number of full or partial calendar years in any performance period established with respect to an Award, if applicable; provided, that, for the calendar year in which a non-employee member of the Board first commences service on the Board only, the foregoing limitations shall be doubled; provided, further that, the limits set forth in this Section 5(b) shall be without regard to grants of Awards, if any, made to a non-employee member of the Board during any period in which such individual was an employee of the Company or of any of its Affiliates or was otherwise providing services to the Company or to any of its Affiliates other than in the capacity as a director of the Company.

6.    Specific Terms of Awards.

(a)    General. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 9(c)), such additional terms and conditions, not inconsistent with the provisions of this Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of employment by the Participant, or termination of the Participant’s service relationship with the Company, and terms permitting a Participant to make elections relating to his or her Award. The Committee shall retain full power and discretion to accelerate, waive or modify, at any time, any term or condition of an Award that is not mandatory under this Plan; provided, however, that the Committee shall not have any discretion to accelerate the terms of payment of any Award that provides for a deferral of compensation under the Nonqualified Deferred Compensation Rules if such acceleration would subject a Participant to additional taxes under the Nonqualified Deferred Compensation Rules.

(b)    Options. The Committee is authorized to grant Options to Eligible Persons on the following terms and conditions:

(i)    Exercise Price. The exercise price per share of Stock subject to an Option shall not be less than the greater of (1) the par value per share of the Stock and (2) 100% of the Fair Market Value per share of the Stock as of the date of grant of the Option (or in the case of an ISO granted to an individual who owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or its parent or any subsidiary corporation (within the meaning of sections 424(e) and (f) of the Code), 110% of the Fair Market Value per share of the Stock on the date of grant); provided, however, nothing in this Section 6(b)(i) is intended to limit the ability of the Company to assume or otherwise grant Options in substitution of awards in connection with any merger, stock purchase, recapitalization or other corporate transaction.

(ii)    Time and Method of Exercise. The Committee shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the methods by which such Exercise Price may be paid or deemed to be paid, the form of such payment, including without limitation cash, Stock, other Awards or awards granted under other plans of the Company or any Subsidiary, or other property (including notes or other contractual obligations of Participants to make payment on a deferred basis), and the methods by or forms in which Stock will be delivered or deemed to be delivered to Participants, including, but not limited to, the delivery of Restricted Stock subject to Section 6(d). In the case of an exercise whereby the Exercise Price is paid with Stock, such Stock shall be valued as of the date of exercise. The Award agreement governing each Option shall set forth the last date that the Option may be exercised (the “Option Expiration Date”) and may provide (A) for the automatic exercise of such Option on the Option Expiration Date if the exercise price per share of the Stock under the Option is less than the Fair Market Value per share of the Stock on the Option Expiration Date and the Participant has not previously exercised such Option, or (B) except with respect to an ISO, that in the event trading in the Stock is prohibited by applicable law, the term of the Option shall automatically be extended until the date that is 30 days after such prohibition is lifted, to the extent that such extension does not cause the Participant to become subject to taxation under the Nonqualified Deferred Compensation Plan Rules.

(iii)    ISOs. The terms of any ISO granted under this Plan shall comply in all respects with the provisions of section 422 of the Code. Except as otherwise provided in Section 8, no term of this Plan relating to ISOs (including any SAR in tandem therewith) shall be interpreted, amended or altered, nor shall any discretion or authority granted under this Plan be exercised, so as to disqualify either this Plan or any ISO under section 422 of the Code, unless the Participant has first requested the change that will result in such disqualification. ISOs shall not be granted more than ten years after the earlier of the adoption of this Plan or the approval of this Plan by the Company’s stockholders. Notwithstanding the foregoing, the Fair Market Value of shares of Stock subject to an ISO and the aggregate Fair Market Value of shares of stock of any parent or subsidiary corporation (within the meaning of sections 424(e) and (f) of the Code) subject to any other ISO (within the meaning of section 422 of the Code)) of the Company or a parent or subsidiary corporation (within the meaning of sections 424(e) and (f) of the Code) that first becomes purchasable by a Participant in any calendar year may not (with respect to that Participant) exceed $100,000, or such other amount as may be prescribed under section 422 of the Code or applicable regulations or rulings from time to time. As used in the previous sentence, Fair Market Value shall be determined as of the date the ISOs are granted. Failure to comply with this provision shall not impair the enforceability or exercisability of any Option, but shall cause the excess amount of shares to be reclassified in accordance with the Code.

(iv)    Service Providers to Parents. To the extent an Option is granted to an Eligible Person who is an employee or service provider to any Parent of the Company, such Option is intended to be designed in a manner that is intended to comply with the Nonqualified Deferred Compensation Rules.

(c)    Stock Appreciation Rights. The Committee is authorized to grant SARs to Eligible Persons on the following terms and conditions:

(i)    Right to Payment. An SAR shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise over (B) the grant price of the SAR as determined by the Committee; provided, however, that the grant price per share of the Stock under each SAR shall not be less than 100% of the Fair Market Value of a share of the Stock on the date the SAR is granted.

(ii)    Rights Related to Options. An SAR granted pursuant to an Option shall entitle a Participant, upon exercise, to surrender that Option or any portion thereof, to the extent unexercised, and to receive payment of an amount computed pursuant to Section 6(c)(ii)(B). That Option shall then cease to be exercisable to the extent surrendered. SARs granted in connection with an Option shall be subject to the terms of the Award agreement governing the Option, which shall comply with the following provisions in addition to those applicable to Options:

(A)    An SAR granted in connection with an Option shall be exercisable only at such time or times and only to the extent that the related Option is exercisable and shall not be transferable except to the extent that the related Option is transferable.

(B)    Upon the exercise of an SAR related to an Option, a Participant shall be entitled to receive payment from the Company of an amount determined by multiplying:

(1)    the difference obtained by subtracting the Exercise Price with respect to a share of Stock specified in the related Option from the Fair Market Value of a share of Stock on the date of exercise of the SAR, by

(2)    the number of shares as to which that SAR has been exercised.

(iii)    Right Without Option. An SAR granted independent of an Option shall be exercisable as determined by the Committee and set forth in the Award agreement governing the SAR, which Award agreement shall comply with the following provisions:

(A)    Each Award agreement shall state the total number of shares of Stock to which the SAR relates.

(B)    Each Award agreement shall state the time or periods in which the right to exercise the SAR or a portion thereof shall vest and the number of shares of Stock for which the right to exercise the SAR shall vest at each such time or period.

(C)    Each Award agreement shall state the date at which the SARs shall expire if not previously exercised.

(D)    Each SAR shall entitle a Participant, upon exercise thereof, to receive payment of an amount determined by multiplying:

(1)    the difference obtained by subtracting the Fair Market Value of a share of Stock on the date of grant of the SAR from the Fair Market Value of a share of Stock on the date of exercise of that SAR, by

(2)    the number of shares as to which the SAR has been exercised.

(iv)    Terms. Except as otherwise provided herein, the Committee shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which an SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Stock will be delivered or deemed to be delivered to Participants, whether or not an SAR shall be in tandem or in combination with any other Award, and any other terms and conditions of any SAR. SARs may be either freestanding or in tandem with other Awards. The Award Agreement governing each SAR shall set forth the last date that the SAR may be exercised (the “SAR Expiration Date”), and may provide (A) for the automatic exercise of such SAR on the SAR Expiration Date if the exercise price per share of the Stock under the SAR is less than the Fair Market Value per share of the Stock on the SAR Expiration Date and the Participant has not previously exercised such SAR, or (B) that in the event trading in the Stock is prohibited by applicable law, the term of the SAR shall automatically be extended until the date that is 30 days after such prohibition is lifted, to the extent that such extension does not cause the Participant to become subject to taxation under the Nonqualified Deferred Compensation Plan Rules.

(v)    Service Providers to Parents. To the extent an SAR is granted to an Eligible Person who is an employee or service provider to any Parent of the Company, such SAR is intended to be designed in a manner that is intended to comply with the Nonqualified Deferred Compensation Rules.

(d)    Restricted Stock. The Committee is authorized to grant Restricted Stock to Eligible Persons on the following terms and conditions:

(i)    Grant and Restrictions. Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Committee may determine at the date of grant or thereafter. During the restricted period applicable to the Restricted Stock, the Restricted Stock may not be sold, transferred, pledged, hedged, hypothecated, margined or otherwise encumbered by the Participant.

(ii)    Certificates for Stock. Restricted Stock granted under this Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

(iii)    Dividends and Splits. As a condition to the grant of an Award of Restricted Stock, the Committee may require or permit a Participant to elect that any cash dividends paid on a share of Restricted Stock be automatically reinvested in additional shares of Restricted Stock, applied to the purchase of additional Awards under this Plan or deferred without interest to the date of vesting of the associated Award of Restricted Stock; provided, that, to the extent applicable, any such election will be made in a manner intended to comply with the Nonqualified Deferred Compensation Rules. Unless otherwise determined by the Committee, Stock distributed in connection with a Stock split or Stock dividend, and other property (other than cash) distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.

(e)    Restricted Stock Units. The Committee is authorized to grant Restricted Stock Units, which are rights to receive Stock or cash (or a combination thereof) at the end of a specified deferral period (which may or may not be coterminous with the vesting schedule of the Award), to Eligible Persons, subject to the following terms and conditions:

(i)    Award and Restrictions. Settlement of an Award of Restricted Stock Units shall occur upon expiration of the deferral period specified for such Restricted Stock Unit by the Committee (or, if permitted by the Committee, as elected by the Participant). In addition, Restricted Stock Units shall be subject to such restrictions (which may include a risk of forfeiture) as the Committee may impose, if any, which restrictions may lapse at the expiration of the deferral period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise, as the Committee may determine. Restricted Stock Units shall be satisfied by the delivery of cash or Stock in the amount equal to the Fair Market Value of the specified number of shares of Stock covered by the Restricted Stock Units, or a combination thereof, as determined by the Committee at the date of grant or thereafter.

(ii)    Dividend Equivalents. Dividend Equivalents may be granted in connection with Restricted Stock Units. Unless otherwise determined by the Committee at date of grant, Dividend Equivalents on the specified number of shares of Stock covered by an Award of Restricted Stock Units shall be either (A) paid with respect to such Restricted Stock Units on the dividend payment date in cash or in shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends, or (B) deferred with respect to such Restricted Stock Units and the amount or value thereof automatically deemed reinvested in additional Restricted Stock Units other Awards or other investment vehicles, as the Committee shall determine or permit the Participant to elect (in a manner, to the extent applicable, that complies with the Nonqualified Deferred Compensation Rules).

(f)    Bonus Stock and Awards in Lieu of Obligations. The Committee is authorized to grant Stock as a bonus, or to grant Stock or other Awards in lieu of obligations to pay cash or deliver other property under this Plan or under other plans or compensatory arrangements, provided that, in the case of Participants subject to section 16 of the Exchange Act, the amount of such grants remains within the discretion of the Committee to the extent necessary to ensure that acquisitions of Stock or other Awards are exempt from liability under section 16(b) of the Exchange Act. Stock or Awards granted hereunder shall be subject to such other terms as shall be determined by the Committee. In the case of any grant of Stock to an officer of the Company or any of its Subsidiaries or Parents in lieu of salary or other cash compensation, the number of shares granted in place of such compensation shall be reasonable, as determined by the Committee.

(g)    Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents to a Participant, entitling the Participant to receive cash, Stock, other Awards, or other property equal in value to dividends paid with respect to a specified number of shares of Stock, or other periodic payments. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award. The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Stock, Awards, or other investment vehicles, and subject to such restrictions on transferability and risks of forfeiture, as the Committee may specify.

(h)    Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock, as deemed by the Committee to be consistent with the purposes of this Plan, including without limitation convertible or exchangeable debt securities, other rights convertible or exchangeable into Stock, purchase rights for Stock, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Committee, and Awards valued by reference to the book value of Stock or the value of securities of or the performance of specified Subsidiaries of the Company. The Committee shall determine the terms and conditions of such Other Stock-Based Awards. Stock delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(h) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Stock, other Awards, or other property, as the Committee shall determine. Cash awards, as an element of or supplement to any other Award under this Plan, may also be granted pursuant to this Section 6(h).

(i)    Performance Awards. The Committee is authorized to designate any of the Awards granted under the foregoing provisions of this Section 6 as Performance Awards. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance goals applicable to a Performance Award, and may exercise its discretion to reduce or increase the amounts payable under any Performance Award. Performance goals may differ for Performance Awards granted to any one Participant or to different Participants. The performance period applicable to any Performance Award shall be set by the Committee in its discretion but shall not exceed ten years.

7.    Certain Provisions Applicable to Awards.

(a)    Termination of Employment. Except as provided herein, the treatment of an Award upon a termination of employment or any other service relationship by and between a Participant and the Company or any Subsidiary or Parent shall be specified in the agreement controlling such Award.

(b)    Stand-Alone, Additional, Tandem, and Substitute Awards. Awards granted under this Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, or any of its Subsidiaries or Parents, or of any business entity to be acquired by the Company or any of its Subsidiaries, or any other right of an Eligible Person to receive payment from the Company or any of its Subsidiaries or Parents. Such additional, tandem and substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award, the Committee shall require the surrender of such other Award in consideration for the grant of the new Award. Awards under this Plan may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company or any of its Subsidiaries or Parents, in which the value of Stock subject to the Award is equivalent in value to the cash compensation. Awards granted pursuant to the preceding sentence are intended to be designed, awarded and settled in a manner that does not result in additional taxes under the Nonqualified Deferred Compensation Rules.

(c)    Term of Awards. Except as specified herein, the term of each Award shall be for such period as may be determined by the Committee; provided, that in no event shall the term of any Option or SAR exceed a period of ten years (or such shorter term as may be required in respect of an ISO under section 422 of the Code).

(d)    Form and Timing of Payment under Awards; Deferrals. Subject to the terms of this Plan and any applicable Award agreement, payments to be made by the Company or any of its Subsidiaries or Parents upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Committee shall determine, including without limitation cash, Stock, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis; provided, however, that any such deferred payment will be set forth in the agreement evidencing such Award and/or otherwise made in a manner that is intended not to result in additional taxes under the Nonqualified Deferred Compensation Rules. Except as otherwise provided herein, the settlement of any Award may be accelerated, and cash paid in lieu of Stock in connection with such settlement, in the discretion of the Committee or upon occurrence of one or more specified events (in addition to a Change in Control). Installment or deferred payments may be required by the Committee (subject to Section 9(c) of this Plan, including the consent provisions thereof in the case of any deferral of an outstanding Award not provided for in the original Award agreement) or permitted at the election of the Participant on terms and conditions established by the Committee and intended to be in compliance with the Nonqualified Deferred Compensation Rules. Payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in Stock. Any deferral shall only be allowed as is provided in a separate deferred compensation plan adopted by the Company and shall be made with the intent to comply with the Nonqualified Deferred Compensation Rules. This Plan shall not constitute an “employee benefit plan” for purposes of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended.

(e)    Exemptions from Section 16(b) Liability. It is the intent of the Company that the grant of any Awards to or other transaction by a Participant who is subject to section 16 of the Exchange Act shall be exempt from such section pursuant to an applicable exemption (except for transactions acknowledged in writing to be non-exempt by such Participant). Accordingly, if any provision of this Plan or any Award agreement does not comply with the requirements of Rule 16b-3 as then applicable to any such transaction, such provision shall be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 so that such Participant shall avoid liability under section 16(b) of the Exchange Act.

(f)    Restrictive Covenants. Each Participant to whom an Award is granted under the Plan may be required to agree in writing, as a condition to the granting of such Award, to comply with certain non-competition, non-solicitation, confidentiality, or other restrictive covenants that are contained in the Award Agreement applicable to such Award or otherwise applicable to the Participant (a “Restrictive Covenant Agreement”); provided, however, to the extent a legally binding right to an Award within the meaning of the Nonqualified Deferred Compensation Rules is created with respect to a Participant, such Restrictive Covenant Agreement must be entered into by such Participant within 30 days following the creation of such legally binding right.

8.    Subdivision or Consolidation; Recapitalization; Change in Control; Reorganization.

(a)    Existence of Plans and Awards. The existence of this Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board, Committee or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of debt or equity securities ahead of or affecting Stock or the rights thereof, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding. In no event will any action taken by the Committee pursuant to this Section 8 result in the creation of deferred compensation within the meaning of the Nonqualified Deferred Compensation Plan Rules.

(b)    Subdivision or Consolidation of Shares. The terms of an Award and the number of shares of Stock authorized pursuant to Section 4 for issuance under the Plan shall be subject to adjustment from time to time, in accordance with the following provisions:

(i)    If at any time, or from time to time, the Company shall subdivide as a whole (by reclassification, by a Stock split, by the issuance of a distribution on Stock payable in Stock, or otherwise) the number of shares of Stock then outstanding into a greater number of shares of Stock, then, (A) the maximum number of shares of Stock available for the Plan or in connection with Awards as provided in Section 4 shall be increased proportionately, and the kind of shares or other securities available for the Plan shall be appropriately adjusted, (B) the number of shares of Stock (or other kind of shares or securities) that may be acquired under any then outstanding Award shall be increased proportionately, and (C) the price (including the exercise price) for each share of Stock (or other kind of shares or securities) subject to then outstanding Awards shall be reduced proportionately, without changing the aggregate purchase price or value as to which outstanding Awards remain exercisable or subject to restrictions.

(ii)    If at any time, or from time to time, the Company shall consolidate as a whole (by reclassification, by reverse Stock split, or otherwise) the number of shares of Stock then outstanding into a lesser number of shares of Stock, (A) the maximum number of shares of Stock for the Plan or available in connection with Awards as provided in Section 4 shall be decreased proportionately, and the kind of shares or other securities available for the Plan shall be appropriately adjusted, (B) the number of shares of Stock (or other kind of shares or securities) that may be acquired under any then outstanding Award shall be decreased proportionately, and (C) the price (including the exercise price) for each share of Stock (or other kind of shares or securities) subject to then outstanding Awards shall be increased proportionately, without changing the aggregate purchase price or value as to which outstanding Awards remain exercisable or subject to restrictions.

(iii)    Whenever the number of shares of Stock subject to outstanding Awards and the price for each share of Stock subject to outstanding Awards are required to be adjusted as provided in this Section 8(b), the Committee shall promptly prepare a notice setting forth, in reasonable detail, the event requiring adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the change in price and the number of shares of Stock, other securities, cash, or property purchasable subject to each Award after giving effect to the adjustments. The Committee shall promptly provide each affected Participant with such notice.

(iv)    Adjustments under Sections 8(b)(i) and (ii) shall be made by the Committee, and its determination as to what adjustments shall be made and the extent thereof shall be final, binding, and conclusive. No fractional interest shall be issued under the Plan on account of any such adjustments.

(c)    Corporate Recapitalization. If the Company recapitalizes, reclassifies its capital stock, or otherwise changes its capital structure (a “recapitalization”) without the occurrence of a Change in Control, the number and class of shares of Stock covered by an Option or an SAR theretofore granted shall be adjusted so that such Option or SAR shall thereafter cover the number and class of shares of stock and securities to which the holder would have been entitled pursuant to the terms of the recapitalization if, immediately prior to the recapitalization, the holder had been the holder of record of the number of shares of Stock then covered by such Option or SAR and the share limitations provided in Sections 4 and 5 shall be adjusted in a manner consistent with the recapitalization and the exercise prices and grant prices of such Awards shall, to the extent applicable, be adjusted accordingly.

(d)    Additional Issuances. Except as hereinbefore expressly provided, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to Awards theretofore granted or the purchase price per share, if applicable.

(e)    Change in Control. Upon a Change in Control the Committee, acting in its sole discretion without the consent or approval of any holder, shall affect one or more of the following alternatives, which may vary among individual holders and which may vary among Options or SARs (collectively “Grants”) held by any individual holder: (i) accelerate the time at which Grants then outstanding may be exercised so that such Grants may be exercised in full for a limited period of time on or before a specified date (before or after such Change in Control) fixed by the Committee, after which specified date all unexercised Grants and all rights of holders thereunder shall terminate, (ii) require the mandatory surrender to the Company by selected holders of some or all of the outstanding Grants held by such holders (irrespective of whether such Grants are then exercisable under the provisions of this Plan) as of a date, before or after such Change in Control, specified by the Committee, in which event the Committee shall thereupon cancel such Grants and pay to each holder an amount of cash (or other consideration including securities or other property) per share equal to the excess, if any, of the amount calculated in Section 8(f) (the “Change in Control Price”) of the shares subject to such Grants over the exercise price(s) under such Grants for such shares (except that to the extent the exercise price under any such Grant is equal to or exceeds the Change in Control Price, in which case no amount shall be payable with respect to such Grant), or (iii) make such adjustments to Grants then outstanding as the Committee deems appropriate to reflect such Change in Control; provided, however, that the Committee may determine in its sole discretion that no adjustment is necessary to Grants then outstanding; provided, further, however, that the right to make such adjustments shall include, but not require or be limited to, the modification of Grants such that the holder of the Grant shall be entitled to purchase or receive (in lieu of the total number of shares of Stock as to which an Option or SAR is exercisable (the “Total Shares”) or other consideration that the holder would otherwise be entitled to purchase or receive under the Grant (the “Total Consideration”)), the number of shares of stock, other securities, cash or property to which the Total Consideration would have been entitled to in connection with the Change in Control (A) (in the case of Options), at an aggregate exercise price equal to the exercise price that would have been payable if the Total Shares had been purchased upon the exercise of the Grant immediately before the consummation of the Change in Control and (B) in the case of SARs, if the SARs had been exercised immediately before the occurrence of the Change in Control. Notwithstanding the foregoing, with respect to a Change in Control that constitutes an “equity restructuring” that would be subject to a compensation expense pursuant to Accounting Standards Codification Topic 718, Compensation — Stock Compensation, or any successor accounting standard, the provisions in Section 8(b) above shall control to the extent they are in conflict with the discretionary provisions of this Section 8(e); provided, however, that nothing in this Section 8(e) or in Section 8(b) above shall be construed as providing any Participant or any beneficiary of an Award any rights with respect to the “time value,” “economic opportunity” or “intrinsic value” of an Award or limiting in any manner the Committee’s actions that may be taken with respect to an Award as set forth in this Section 8(e) or in Section 8(b) above.

(f)    Change in Control Price. The “Change in Control Price” shall equal the amount determined in the following clause (i), (ii), (iii), (iv) or (v), whichever is applicable, as follows: (i) the price per share offered to holders of Stock in any merger or consolidation, (ii) the per share Fair Market Value of the Stock immediately before the Change in Control without regard to assets sold in the Change in Control and assuming the Company has received the consideration paid for the assets in the case of a sale of the assets, (iii) the amount distributed per share of Stock in a dissolution transaction, (iv) the price per share offered to holders of Stock in any tender offer or exchange offer whereby a Change in Control takes place, or (v) if such Change in Control occurs other than pursuant to a transaction described in clauses (i), (ii), (iii), or (iv) of this Section 8(f), the Fair Market Value per share of the Stock that may otherwise be obtained with respect to such Grants or to which such Grants track, as determined by the Committee as of the date determined by the Committee to be the date of cancellation and surrender of such Grants. In the event that the consideration offered to stockholders of the Company in any transaction described in this Section 8(f) or in Section 8(e) consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash and such determination shall be binding on all affected Participants to the extent applicable to Awards held by such Participants.

(g)    Impact of Corporate Events on Awards Generally. In the event of a Change in Control or changes in the outstanding Stock by reason of a recapitalization, reorganization, merger, consolidation, combination, exchange or other relevant change in capitalization occurring after the date of the grant of any Award and not otherwise provided for by this Section 8, any outstanding Awards and any Award agreements evidencing such Awards shall be subject to adjustment by the Committee at its discretion, which adjustment may, in the Committee’s discretion, be described in the Award agreement and may include, but not be limited to, adjustments as to the number and price of shares of Stock or other consideration subject to such Awards, accelerated vesting (in full or in part) of such Awards, conversion of such Awards into awards denominated in the securities or other interests of any successor Person, or the cash settlement of such Awards in exchange for the cancellation thereof. In the event of any such change in the outstanding Stock, the aggregate number of shares of Stock available under this Plan may be appropriately adjusted by the Committee, whose determination shall be conclusive.

9.    General Provisions.

(a)    Transferability.

(i)    Permitted Transferees. The Committee may, in its discretion, permit a Participant to transfer all or any portion of any Award, or authorize all or a portion of an Option or SAR to be granted to an Eligible Person to be on terms which permit transfer by such Participant; provided that, in either case the transferee or transferees must be any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, in each case with respect to the Participant, an individual sharing the Participant’s household (other than a tenant or employee of the Company), a trust in which any of the foregoing individuals have more than fifty percent of the beneficial interest, a foundation in which any of the foregoing individuals (or the Participant) control the management of assets, and any other entity in which any of the foregoing individuals (or the Participant) own more than fifty percent of the voting interests (collectively, “Permitted Transferees”); provided further that, (X) there may be no consideration for any such transfer and (Y) subsequent transfers of Awards transferred as provided above shall be prohibited except subsequent transfers back to the original holder of the Awards and transfers to other Permitted Transferees of the original holder. Agreements evidencing Awards with respect to which such transferability is authorized at the time of grant must be approved by the Committee, and must expressly provide for transferability in a manner consistent with this Section 9(a)(i).

(ii)    Domestic Relations Orders. An Award may be transferred, to a Permitted Transferee, pursuant to a domestic relations order entered or approved by a court of competent jurisdiction upon delivery to the Company of written notice of such transfer and a certified copy of such order.

(iii)    Other Transfers. Except as expressly permitted by Sections 9(a)(i) and 9(a)(ii), Awards shall not be transferable other than by will or the laws of descent and distribution. Notwithstanding anything to the contrary in this Section 9, an Incentive Stock Option shall not be transferable other than by will or the laws of descent and distribution.

(iv)    Effect of Transfer. Following the transfer of any Award as contemplated by Sections 9(a)(i), 9(a)(ii) and 9(a)(iii), (A) such Award shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that the term “Participant” shall be deemed to refer to the Permitted Transferee, the recipient under a qualified domestic relations order, or the estate or heirs of a deceased Participant or other transferee, as applicable, to the extent appropriate to enable the Participant to exercise the transferred Award in accordance with the terms of this Plan and applicable law and (B) the provisions of the Award relating to exercisability shall continue to be applied with respect to the original Participant and, following the occurrence of any applicable events described therein the Awards shall be exercisable by the Permitted Transferee, the recipient under a qualified domestic relations order, or the estate or heirs of a deceased Participant, as applicable, only to the extent and for the periods that would have been applicable in the absence of the transfer.

(v)    Procedures and Restrictions. Any Participant desiring to transfer an Award as permitted under Sections 9(a)(i), 9(a)(ii) or 9(a)(iii) shall make application therefor in the manner and time specified by the Committee and shall comply with such other requirements as the Committee may require to assure compliance with all applicable securities laws. The Committee shall not give permission for such a transfer if (A) it would give rise to short swing liability under section 16(b) of the Exchange Act or (B) it may not be made in compliance with all applicable federal, state and foreign securities laws.

(vi)    Registration. To the extent the issuance to any Permitted Transferee of any shares of Stock issuable pursuant to Awards transferred as permitted in this Section 9(a) is not registered pursuant to the effective registration statement of the Company generally covering the shares to be issued pursuant to this Plan to initial holders of Awards, the Company shall not have any obligation to register the issuance of any such shares of Stock to any such transferee.

(b)    Taxes. The Company and any of its Subsidiaries or Parents are authorized to withhold from any Award granted, or any payment relating to an Award under this Plan, including from a distribution of Stock, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant’s tax obligations, either on a mandatory or elective basis in the discretion of the

Committee. Notwithstanding the foregoing, the Company and its Affiliates may, in its sole discretion and in satisfaction of the foregoing requirement, withhold or permit the Participant to elect to have the Company withhold a sufficient number of shares of Stock that are otherwise issuable to the Participant pursuant to an Award (or allow the surrender of shares of Stock by the Participant to the Company). The number of shares of Stock that may be so withheld or surrendered shall be limited to the number of shares of Stock that have a Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the applicable minimum statutory withholding rates for U.S. federal, state, local or non-U.S. income and social insurance taxes and payroll taxes, as determined by the Committee.

(c)    Changes to this Plan and Awards. The Committee may amend, alter, suspend, discontinue or terminate this Plan or the Committee’s authority to grant Awards under this Plan without the consent of stockholders or Participants, except that any amendment or alteration to this Plan, including any increase in any share limitation, shall be subject to the approval of the Company’s stockholders not later than the annual meeting next following such Committee action if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted, and the Committee may otherwise, in its discretion, determine to submit other such changes to this Plan to stockholders for approval; provided, that, without the consent of an affected Participant, no such Committee action may materially and adversely affect the rights of such Participant under any previously granted and outstanding Award. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue or terminate any Award theretofore granted and any Award agreement relating thereto, except as otherwise provided in this Plan; provided, however, that, without the consent of an affected Participant, no such Committee action may materially and adversely affect the rights of such Participant under such Award. For purposes of clarity, any adjustments made to Awards pursuant to Section 8 will be deemed not to materially and adversely affect the rights of any Participant under any previously granted and outstanding Award and therefore may be made without the consent of affected Participants.

(d)    Limitation on Rights Conferred under Plan. Neither this Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Company or any of its Subsidiaries or Parents, (ii) interfering in any way with the right of the Company or any of its Subsidiaries or Parents to terminate any Eligible Person’s or Participant’s employment or service relationship at any time, (iii) giving an Eligible Person or Participant any claim to be granted any Award under this Plan or to be treated uniformly with other Participants and/or employees and/or other service providers, or (iv) conferring on a Participant any of the rights of a stockholder of the Company unless and until the Participant is duly issued or transferred shares of Stock in accordance with the terms of an Award.

(e)    Unfunded Status of Awards. This Plan is intended to constitute an “unfunded” plan for certain incentive awards.

(f)    Nonexclusivity of this Plan. Neither the adoption of this Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements as it may deem desirable. Nothing contained in this Plan shall be construed to prevent the Company or any of its Subsidiaries or Parents from taking any corporate action which is deemed by the Company or such Subsidiary or Parent to be appropriate or in its best interest, whether or not such action would have an adverse effect on this Plan or any Award made under this Plan. No employee, beneficiary or other person shall have any claim against the Company or any of its Subsidiaries or Parents as a result of any such action.

(g)    Fractional Shares. No fractional shares of Stock shall be issued or delivered pursuant to this Plan or any Award. The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(h)    Severability. If any provision of this Plan is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions hereof, but such provision shall be fully severable and the Plan shall be construed and enforced as if the illegal or invalid provision had never been included herein. If any of the terms or provisions of this Plan or any Award agreement conflict with the requirements of Rule 16b-3 (as those terms or provisions are applied to Eligible Persons who are subject to section 16(b) of the Exchange Act) or section

422 of the Code (with respect to Incentive Stock Options), then those conflicting terms or provisions shall be deemed inoperative to the extent they so conflict with the requirements of Rule 16b-3 (unless the Board or the Committee, as appropriate, has expressly determined that the Plan or such Award should not comply with Rule 16b-3) or section 422 of the Code. With respect to Incentive Stock Options, if this Plan does not contain any provision required to be included herein under section 422 of the Code, that provision shall be deemed to be incorporated herein with the same force and effect as if that provision had been set out at length herein; provided, further, that, to the extent any Option that is intended to qualify as an Incentive Stock Option cannot so qualify, that Option (to that extent) shall be deemed an Option not subject to section 422 of the Code for all purposes of the Plan.

(i)    Governing Law. All questions arising with respect to the provisions of the Plan and Awards shall be determined by application of the laws of the State of Delaware, without giving effect to any conflict of law provisions thereof, except to the extent Delaware law is preempted by federal law. The obligation of the Company to sell and deliver Stock hereunder is subject to applicable federal and state laws and to the approval of any governmental authority required in connection with the authorization, issuance, sale, or delivery of such Stock.

(j)    Conditions to Delivery of Stock. Nothing herein or in any Award granted hereunder or any Award agreement shall require the Company to issue any shares with respect to any Award if that issuance would, in the opinion of counsel for the Company, constitute a violation of the Securities Act or any similar or superseding statute or statutes, any other applicable statute or regulation, or the rules of any applicable securities exchange or securities association, as then in effect. At the time of any exercise of an Option or Stock Appreciation Right, or at the time of any grant of a Restricted Stock, Restricted Stock Unit, or other Award the Company may, as a condition precedent to the exercise of such Option or Stock Appreciation Right or settlement of any Restricted Stock, Restricted Stock Unit or other Award, require from the Participant (or in the event of his or her death, his or her legal representatives, heirs, legatees, or distributees) such written representations, if any, concerning the holder’s intentions with regard to the retention or disposition of the shares of Stock being acquired pursuant to the Award and such written covenants and agreements, if any, as to the manner of disposal of such shares as, in the opinion of counsel to the Company, may be necessary to ensure that any disposition by that holder (or in the event of the holder’s death, his or her legal representatives, heirs, legatees, or distributees) will not involve a violation of the Securities Act or any similar or superseding statute or statutes, any other applicable state or federal statute or regulation, or any rule of any applicable securities exchange or securities association, as then in effect. No Option or Stock Appreciation Right shall be exercisable and no settlement of any Restricted Stock or Restricted Stock Unit shall occur with respect to a Participant unless and until the holder thereof shall have paid cash or property to, or performed services for, the Company or any of its Subsidiaries or Parents that the Committee believes is equal to or greater in value than the par value of the Stock subject to such Award.

(k)    Clawback. The Committee shall have the right to provide, in an Award Agreement or otherwise, or to require a Participant to agree by separate written or electronic instrument, that all Awards (including any proceeds, gains or other economic benefit actually or constructively received by the Participant upon any receipt or exercise of any Award or upon the receipt or resale of any shares of Stock underlying the Award) shall be subject to the provisions of any clawback policy implemented by the Company, including, without limitation, any clawback policy adopted to comply with the requirements of applicable law, including without limitation the Dodd Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder, to the extent set forth in such clawback policy and/or in the applicable Award Agreement.

(l)    Section 409A of the Code. In the event that any Award granted pursuant to this Plan provides for a deferral of compensation within the meaning of the Nonqualified Deferred Compensation Rules, it is the general intention, but not the obligation, of the Company to design such Award to comply with the Nonqualified Deferred Compensation Rules and such Award should be interpreted accordingly. Notwithstanding any provision in the Plan or an Award agreement to the contrary, if any payment or benefit provided for under an Award would be subject to additional taxes and interest under section 409A of the Code if the Participant’s receipt of such payment or benefit is not delayed in accordance with the requirements of section 409A(a)(2)(B)(i) of the Code, then such payment or benefit shall not be provided to the Participant (or the Participant’s estate, if applicable) until the earlier of (i) the date of the Participant’s death or (ii) the date that is six months after the date of the Participant’s “separation from service” with the Company within the meaning of the Nonqualified Deferred Compensation Rules.

(m)    Plan Effective Date and Term. No Awards may be granted under this Plan on and after May 22, 2029. However, any Award granted prior to such termination (or any earlier termination pursuant), and the authority of the Board or Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under such Award in accordance with the terms of the Plan, shall extend beyond such termination until the final disposition of such Award.

SPARK ENERGY, INC.

12140 WICKCHESTER LN., SUITE 100

HOUSTON, TX 77079

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 05/21/2019. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 05/21/2019. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

The Board of Directors recommends you vote FOR
the following:
	☐	☐	☐
1. Election of Directors
Nominees
01 Nathan G. Kroeker 02 Nick W. Evans Jr.
The Board of Directors recommends you vote FOR proposals 2 and 3.					For	Against	Abstain
2 To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accountant for 2019					☐	☐	☐
3 To approve the Second Amended and Restated Spark Energy, Inc. Long-Term Incentive Plan.					☐	☐	☐

NOTE: To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

If any other matters come properly before the meeting, the persons named in this proxy will vote in their discretion.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date				Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report Including 10-K, Notice & Proxy Statement are available at www.proxyvote.com

SPARK ENERGY, INC. Annual Meeting of Shareholders May 22, 2019 10:00 AM This proxy is solicited by the Board of Directors
The shareholder(s) hereby appoint(s) Alexis Keene and Robert Lane, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Class A common stock and Class B common stock of SPARK ENERGY, INC. that the undersigned is entitled to vote at the Annual Meeting of shareholders to be held at 10:00 AM, CDT on May 22, 2019, at 12140 Wickchester Ln., Suite 100, Houston, Texas 77079, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side